Exhibit 10.9

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           S/C ORLANDO DEVELOPMENT LLC


          THIS LIMITED LIABILITY COMPANY AGREEMENT ("Agreement") is entered into as of December 23, 1998 by and between SIMON PROPERTY GROUP, L.P., a Delaware limited partnership ("Simon"), and CHELSEA GCA REALTY PARTNERSHIP, L.P., a Delaware limited partnership ("Chelsea"). Simon and Chelsea and any other persons or entities who shall in the future execute and deliver this Agreement pursuant to the provisions hereof shall hereinafter collectively be referred to as the "Members."

          WHEREAS, the Members have formed a limited liability company pursuant to the provisions of the Delaware Limited Liability Act (the "Act" or the "Delaware LLC Act") under the name "S/C Orlando Development LLC" (the "Company") pursuant to a Certificate of Formation, dated December 21, 1998 and filed December 23, 1998 (the "Certificate"); and

          WHEREAS, the Members desire to continue the Company for the purposes hereinafter set forth, subject to the terms and conditions hereof.

          NOW, THEREFORE, in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:


                                   ARTICLE 1.
                              DEFINITIONS; EXHIBITS

Section 1.1     CERTAIN DEFINITIONS.

          Unless the context otherwise specifies or requires, capitalized terms used herein shall have the respective meanings assigned thereto in EXHIBIT A, attached hereto, and incorporated herein by reference, for all purposes of this Agreement (such definitions to be equally applicable to both the singular and the plural forms of the terms defined). Unless otherwise specified, all references herein to Articles or Sections are to Articles or Sections of this Agreement.

Section 1.2     OTHER DEFINITIONS.

          In addition to the terms defined in EXHIBIT A, other terms will have the definitions provided elsewhere in this Agreement.

Section 1.3     EXHIBITS.

          Attached hereto and forming an integral part of this Agreement are various exhibits which are listed in the Table of Contents for this Agreement, all of which are incorporated into this Agreement as fully as if the content thereof were set out in full herein at each point of reference thereto.


                                   ARTICLE 2.
                       FORMATION; NAME; PLACE OF BUSINESS

Section 2.1     FORMATION OF COMPANY; CERTIFICATE OF FORMATION.

      The Members of the Company hereby:

               (a) acknowledge the formation of the Company by the Members as a limited liability company pursuant to the Delaware LLC Act by virtue of the filing of the Certificate with the appropriate public office in Delaware on December 23, 1998;

               (b) confirm and agree to their status as Members of the Company;

               (c) execute this Agreement for the purpose of continuing the existence of the Company and establishing the rights, duties, and relationship, of the Members; and

               (d) (i) agree that if the laws of any jurisdiction in which the Company transacts business so require, the Company also shall cause to be filed, with the appropriate office in that jurisdiction, any documents necessary for the Company to qualify to transact business under such laws; and (ii) agree and obligate themselves to execute, acknowledge, and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate as may be required, either by the Delaware LLC Act, by the laws of any jurisdiction in which the Company transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation, and operation of the Company as a limited liability company under the Delaware LLC Act.

Section 2.2     NAME OF COMPANY.

          The name under which the Company shall conduct its business is "S/C Orlando Development LLC". The business of the Company may be conducted under any other name permitted by the Delaware LLC Act that is deemed necessary or desirable by the Members. The Company promptly shall cause to be executed, filed, and recorded any assumed or fictitious name certificates required by the laws of the State of Delaware or any state in which the Company conducts business.

Section 2.3     PLACE OF BUSINESS.

          The location of the principal place of business of the Company shall be c/o Chelsea GCA Realty, Inc., 103 Eisenhower Parkway, Roseland, New Jersey 07068. The Members may hereafter change the principal place of business of the Company to such other place or places within the United States as the Members may from time to time determine, and, if necessary, the Members shall amend the Certificate in accordance with the applicable requirements of the Delaware LLC Act. The Members may establish and maintain such other offices and additional places of business of the Company, either within or without the State of Delaware, as they deem appropriate.

Section 2.4     REGISTERED OFFICE AND REGISTERED AGENT.

          The street address of the initial registered office of the Company shall be 1209 Orange Street, Wilmington, Delaware 19801, and the Company's registered agent at such address shall be the Corporation Trust Company.


                                   ARTICLE 3.
                         PURPOSES AND POWERS OF COMPANY

Section 3.1     PURPOSES.

          Subject to the provisions of this Agreement, the purposes of the Company are limited and include only the following: investing in, acquiring, holding, owning, developing, operating, maintaining, improving, leasing, selling as a means of recovering the Members' investment and a profit thereon, exchanging and otherwise using the Project, for profit and as an investment, and doing any and all other acts or things which may be incidental or necessary to carry on the business of the Company as herein contemplated. The Members acknowledge and agree that the Company will be acting as the general partner of the Partnership, and that the Partnership will own the Project.

Section 3.2     POWERS.

          The Company shall have the power to do any and all acts and things necessary, appropriate, advisable, or convenient for the furtherance and accomplishment of the purposes of the Company, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Company, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the Delaware LLC Act.

Section 3.3     LIMITS OF COMPANY.

               (a) The relationship between and among the Members as members of a limited liability company shall be limited to carrying on the business of the Company in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be a limited liability company only for such sole and limited purpose.

               (b) The Members shall each devote such time to the Company as is reasonably necessary to carry out the provisions of this Agreement. Each of the Members understands that the other Member or its Affiliates may be interested, directly or indirectly, in various other businesses and undertakings not included in the Company. Each Member also understands that the conduct of the business of the Company may involve business dealings with such other businesses or undertakings. The Members hereby agree that the creation of the Company and the assumption by each of the Members of their duties hereunder shall be without prejudice to their rights (or the rights of their Affiliates) to have such other interests and activities and to receive and enjoy profits or compensation therefrom, and except as otherwise expressly agreed in writing by the Members, each Member waives any rights it might otherwise have to share or participate in such other interests or activities of the other Member or its Affiliates. Except as otherwise expressly agreed in writing by the Members, the Members may engage in or possess any interest in any other business of any nature or description independently or with others including, but not limited to, the ownership, financing, leasing, operation, management or development of real property which may compete with the business of the Company, and neither the Company nor the other Member shall have any right by virtue of this Agreement in and to any such other business or the income or profits derived therefrom.

Section 3.4     NO INDIVIDUAL AUTHORITY.

          Neither Member shall, without the express, prior written consent of the other Member, take any action for or on behalf of or in the name of the Company, the Partnership or the other Member, or assume, undertake or enter into any commitment, debt, duty or obligation binding upon the Company and/or the Partnership, except for (a) actions expressly provided for in this Agreement,
(b) actions by either Member within the scope of such authority as may have been granted in this Agreement, and (c) actions Approved by the Members, and any action taken in violation of the foregoing limitation shall be void. Each Member shall indemnify and hold harmless the other Member from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including, but not limited to, reasonable attorneys' fees and all court costs) arising directly or indirectly, in whole or in part, out of any breach of the foregoing provisions by such Member. This provision shall survive dissolution of the Company.

Section 3.5     RESPONSIBILITY OF MEMBERS.

               (a) Except for Project costs previously incurred by a Member which are reflected in the Development Budget, the Company and each Member shall not be responsible or liable for any responsibility, indebtedness, or other obligation of any other Member incurred prior to, on the date of or after the execution of this Agreement, except for those which are undertaken or incurred on behalf of the Company and/or the Partnership after the date of this Agreement under or pursuant to the terms of this Agreement, or assumed in writing by both Members, and each Member hereby indemnifies and agrees to hold the other Member, and the Company and the Partnership harmless from all such obligations and indebtedness except as aforesaid.

               (b) Each Member will notify the other Member as quickly as reasonably possible upon receipt of any notice, (i) of the filing of any action in law or in equity naming the Company, the Partnership, or any Member as a party relating in any way to the business of the Company or the Partnership; (ii) of any actions to impose liens of any kind whatsoever or of the imposition of any lien whatsoever against the Company, the Partnership or their assets, including the Project;
          (iii) of any casualty, damage or injury to persons or property on or related to the Project; or (iv) of the default by the Company of any of its material obligations to creditors or other third parties. Each Member will endeavor to notify the other Member verbally promptly upon learning of any of the foregoing actions, or the threat thereof, which, in such Member's judgment, is material to the Company or the other Member.


                                   ARTICLE 4.
                                 TERM OF COMPANY

          The existence of the Company commenced on December 23, 1998, the date upon which the Certificate was duly filed with the Recording Office, and shall continue until December 31, 2050, or such later date as Approved by the Members (the "Termination Date"), unless dissolved and liquidated before the Termination Date in accordance with the provisions of ARTICLE 11.


                                   ARTICLE 5.
                                     CAPITAL

Section 5.1     MEMBERS' INITIAL PERCENTAGE INTERESTS.

      The Initial Percentage Interests of the Members for purposes of applying the provisions of this Agreement are set forth below:

           MEMBER         INITIAL PERCENTAGE INTERESTS
           Simon               50%
           Chelsea             50%

The Initial Percentage Interests are subject to adjustment as provided herein.

Section 5.2     CAPITAL CONTRIBUTIONS.

              (a)  INITIAL CAPITAL CONTRIBUTIONS.

                    (i) Concurrently with the execution and delivery of this
               Agreement, Chelsea has contributed $56,250.00 to the Company ("Chelsea Initial Contribution").

                    (ii) Concurrently with the execution and delivery of this
               Agreement, Simon has contributed $56,250.00 to the Company, which amount is equal to the Chelsea Initial Contribution (the "Simon Initial Contribution").

                    (iii) As set forth in Section 3.1, the Company will be
               acting as general of the Partnership which will own the Project. Pursuant to Section 8.6 hereof and the succeeding paragraphs of this Section, the Members will review and approve Budget(s) for the Project. Beyond the initial capital contributions referenced in this Section, the Members will contribute capital as necessary to fund the interest of the Company as general partner of the Partnership in accordance with an Approved Budget as hereinafter set forth.

               (b)  PRE-CONSTRUCTION EXPENDITURES.

                    (i) During the Pre-Construction Period of the Project, the
               Members shall contribute cash capital contributions in an amount sufficient to fund that portion of the Total Project Costs allocated to the General Partner pursuant to the Partnership Agreement (the "Company Portion"), which costs are incurred from time to time in advance of the Construction Period pursuant to an applicable Pre-Construction Budget which has been Approved by the Members. Such expenditures, including the net cash equity investment of any Member in any portion of the Land which is contributed to the Company by such Member, shall be credited as cash capital contributions made by the Members to the Company. To the extent that any Member and its Affiliates have contributed less than 50% of such predevelopment expenditures, such Member shall thereafter contribute 100% of necessary costs until the capital contributions made by and credited to Simon and Chelsea are equal. Thereafter, such contributions shall be divided among them pro rata in accordance with their respective Initial Percentage Interests.

                    (ii) In no event shall either party be required to
               contribute amounts during the Pre-Construction Period in respect of either (A) any fees which may be payable to either party in connection with the Project and which are identified in the Development Budget or (B) any other costs or expenses for which the Development and/or Leasing Fees are supposed to reimburse the Members or their Affiliates. Such costs described in subsections
               (A) or (B) hereof shall be reimbursed to the appropriate Member from the initial disbursement of construction financing or from contributions by the Members pursuant to SECTION 5.2(C) hereof.

               (c)  CONSTRUCTION PERIOD.

                    (i) During the Construction Period of the Project, the
               Members shall contribute cash capital contributions in the aggregate to the Company in an amount equal to the Company Portion of (i) the Total Project Costs incurred from time to time, less (ii) the amount of any construction financing, public finance assistance or other financing sources obtained for the Partnership, or other sources of funds as to which the Members shall agree, which contributions will be divided among them pro rata in accordance with their respective Initial Percentage Interests. The Operating Member may seek third party construction financing in the amounts and upon the terms and conditions Approved by the Members, which approval shall not be unreasonably withheld so long as such terms and conditions are consistent with the Development Budget. In the event any such construction loan proceeds are less than the balance of the Total Project Costs, the Members shall fund the Company Portion of the shortfall by making additional capital contributions to the Company pro rata in accordance with their Initial Percentage Interests. All such amounts contributed to the capital of the Company pursuant to this Section shall be credited to the Capital Account of each Member when and as such contributions are made by such Member.

                    (ii) To the extent that guarantees are required in
               connection with any such construction financing, Simon Property Group, L.P. and/or Simon Property Group, Inc and/or SD Property Group, Inc. and/or SPG Properties, Inc. ("Simon Group"), and Chelsea GCA Realty Partnership L.P. and/or Chelsea GCA Realty, Inc. ("Chelsea Group") or their respective successors shall each be obligated to provide such guarantees on a several or joint and several basis in accordance with their respective Initial Percentage Interests and pursuant to the requirements of the applicable lender. Should any such obligations be subject to a joint and several guarantee by the Simon Group and the Chelsea Group or their Affiliates in connection with the construction financing for the Project, or otherwise (it being agreed that neither the Simon Group, the Chelsea Group nor any Member shall be required to provide a joint and several guaranty without its prior Approval), the Simon Group and the Chelsea Group or their respective successors shall each agree to indemnify and hold the other and its Affiliates harmless from and against any loss, cost, claim, damage or expense thereunder (including reasonable attorneys' fees) in excess of one-half (1/2) of the costs so guaranteed and incurred by both the Simon Group, the Chelsea Group and/or their respective Affiliates or their respective successors. If the Simon Group, the Chelsea Group, or an Affiliate thereof fails to perform under such indemnity, the Affiliated Member shall be deemed a Non-Funding Member and a Non-Contributing Member for purposes of this ARTICLE 5.

               (d) COMPLETION OF CONSTRUCTION. Upon completion of construction of the Project, the Members shall seek to obtain third party non-recourse permanent financing in the amounts and upon the terms and conditions Approved by the Members, which approval shall not be unreasonably withheld so long as such terms and conditions are consistent with the financing assumptions set forth in the Development Budget. The Members shall be obligated to make additional capital contributions to the Company pro rata in accordance with their Percentage Interests in order that the Company's Portion of the Total Project Costs which is not financed by such permanent financing shall be funded by equity.

Section 5.3     ADDITIONAL FUNDS.

               (a) During the Operating Period of the Project, in the event additional funds are required to operate the Project in accordance with expenditures delineated in one or more Budgets or for other purposes Approved by the Members, the Members hereby agree to provide on a pro rata basis in accordance with their Percentage Interests additional capital contributions in the amount necessary to satisfy the Company's Portion of such obligations. If such additional funds are necessary, any Member may send a notice thereof to the other Member setting forth the purposes for which the additional funds are required and a report stating the amount required as well as the anticipated cash receipts and obligations for the quarter next following the date of the notice with the reasons, if ascertainable, that the available funds of the Company will be insufficient to meet the obligations for which the additional funds have been requested.

               (b) If additional funds are needed for the Company as set forth in SECTION 5.3(A), each Member shall be obligated to contribute additional capital to the Company pursuant to the procedure set forth in SECTION 5.4 below.

Section 5.4     CAPITAL CALLS.

               (a) GENERAL. If the Members are required to contribute capital under this Agreement, the Members shall make capital contributions in accordance with the provisions herein and in the same percentages as their respective Initial Percentage Interests and in such amounts which are sufficient to provide such funds. Chelsea and any Affiliate Transferee(s) of part of Chelsea's Percentage Interest, on the one hand, and Simon and any Affiliate Transferee(s) of part of Simon's Percentage Interest, on the other hand, shall be jointly and severally liable for making any of their respective required contributions to the Company under this ARTICLE 5.

               (b) NOTICE BY OPERATING MEMBER. If capital contributions are required to be made pursuant to this ARTICLE 5, notice shall be given to each Member in the manner provided in SECTION 12.1. Such notice shall specify in reasonable detail the amount and purpose of any such capital contributions. Each Member shall, within ten (10) calendar days (time being of the essence) after the receipt of such notice, deposit, by wire transfer of immediately available federal funds into the Company's bank account, the capital contribution specified in the notice, to be credited to the contributing Member's capital account.

               (c) CONSTRUCTION OVERRUNS. Notwithstanding anything to the contrary set forth herein, excepting, however, the provisions of
          Section 8.4, in the event that the aggregate capital contributions for which notice is given exceed an approved Budget, then, except as hereinafter set forth in this Section or elsewhere in this Agreement, neither Member hereto shall have any obligation to fund such excess unless and until (i) a modification to the Budget covering such excess is approved by both Members hereto or (ii) pursuant to Section 12.1 hereof an arbitrator or a count having jurisdiction over the Members and/or the Project determines (after appeals, if any, which have been appropriately taken, are exhausted) that the excess (and the proposed modification to the Budget) is reasonable and must be funded.

               However, during the Construction Period (and prior to approval of a modification to Budget by both Members or a decision by an arbitratoror a count having jurisdiction), the Operating Member may fund such excess as necessary to permit the Company and/or the Partnership to pay its debts, meet its obligations when due and complete construction of the Project. If the parties subsequently approve a modification to Budget or an arbitrator or court having jurisdiction over the Members and/or the Project determines that the excess (and the proposed modification to the Budget) is reasonable and must be funded, then that portion of the excess which the other Member and its Affiliate(s) are obligated to contribute (and which the Operating Partner previously funded) shall be treated as a Contribution Loan by the Operating Partner to the other Member and as a Contribution Loan, on a joint and several basis, from the Operating Partner to any Affiliate of such Member which is a Partner in the Partnership pursuant to Section 5.4(e) and interest shall accrue from the date that funds were advanced by the Operating Partner on behalf of the Company and/or the Partnership, as the case maybe. In addition, the Operating Partner shall be entitled to all other rights set forth in Section 5.4(e) or elsewhere in this Agreement with respect to the making of a Contribution Loan. If it is subsequently determined that the excess and the proposed modification to Budget is not reasonable, then the excess funded by the Operating Member shall not be credited to the Capital Account of such Member and the Operating Member shall not be entitled to any allocation of Net Profit or distribution of Cash Flow by virtue of same.

               If, during the Operating Period, either Member disputes the need for any additional capital contributions requested pursuant to this
          SECTION 5.4(C), pending the resolution of such dispute the Member disputing the need for additional capital shall nevertheless contribute its additional capital within the time period specified in
          SECTION 5.4(B) and the Company shall hold the contributions of both Members in an interest-bearing account, or shall otherwise invest such contributions as Approved by the Members, separate from other cash deposits of the Company until such dispute is resolved; provided, however, that during the Operating Period, the Company shall have the right to use the Members' contributions to the extent necessary, subject to the budgetary limitations which are set forth in SECTION
          8.9 below, to permit the Company to pay its debts and to meet its obligations when due. If and to the extent that it is ultimately determined that such additional capital was not required in whole or in part, the amount of such capital contributed by each Member that was determined to be not required, less each Member's proportionate share (based on such Member's Percentage Interest) of any portion of the Members' contributed capital which was expended in accordance with the foregoing, shall be promptly refunded to each Member, together with a proportionate share of interest, if any, earned thereon while on deposit with the Company.

           (d)  DILUTION.
               (i) If a Member fails to fund its pro rata share of any capital contributions and such failure continues for a period of thirty (30) days (the first such failure by either Member, if uncured, being hereinafter referred to as an "Initial Uncured Default"), such Member shall be considered to be a "Non-Funding Member" and the other Member (the "Funding Member") if it has funded its pro rata share of such contribution, shall be entitled to fund the Non-Funding Member's share of such capital contribution. The Percentage Interest of each Member shall thereupon be recalculated as set forth below. The Funding Member is hereby constituted and appointed as attorney-in-fact, such appointment being coupled with an interest, to execute, acknowledge and deliver all instruments and documents necessary to effect such recalculation of Percentage Interests as herein provided.

               (ii) The recalculation of the Percentage Interests on the Percentage Interest Adjustment Date shall be done as follows: First, the total amount of capital contributions made by each Member as of the Percentage Interest Adjustment Date shall be calculated. Second, the Non-Funding Member's Percentage Interest shall be reduced, and the Funding Member's Percentage Interest shall be increased, to reflect each Member's percentage of the total contributions made by both Members as of the Percentage Interest Adjustment Date.

                    (iii)The Adjusted Percentage Interests of the Members shall be expressed in terms of a decimal rounded to the nearest fourth digit. An example illustrating the operation of this provision is attached hereto as EXHIBIT C.

                    (iv) (1) If due to the operation of this SECTION 5.4(C) a
               Non-Funding Member's Initial Percentage Interest is diluted, the other Member shall have the right and option for a period of 60 days after such dilution occurs to purchase the Non-Funding Member's interest in the Company at a price equal to the total amount of cash capital contributions which had been contributed to the Company by the Non-Funding Member at that point in time, less the amount of any distributions of Cash Flow or Capital Proceeds previously made to the Non-Funding Member.

                    (2) In order to elect to purchase the interest in the
               Company of a Non-Funding Member pursuant to this SECTION 5.4(D), the Funding Member shall send written notice of election to the Non-Funding Member prior to expiration of such 60-day period. In the event a Funding Member elects to purchase a Non-Funding Member's interest, such election pursuant to this SECTION 5.4(D) shall create a binding contract for the purchase and sale of the Non-Funding Member's interest in the Company. The closing of such purchase and sale shall take place at the office where the principal place of business of the Company is located on the date specified by the Funding Member in its election notice which date shall not be less than 20 days nor more than 60 days following the date of such notice, unless the Members agree to a different mutually acceptable date. The form and substance of the closing documents shall be reasonably satisfactory to the Funding Member and shall consist of an assignment and bill of sale (both with covenants against grantor's acts) from the Non-Funding Member to the Funding Member (or its nominee or designee), together with such other instruments and documents as may be reasonably necessary or desirable to effectuate the sale. The purchase price shall be payable by federal wire transfer of immediately available funds to an account designated by the Non-Funding Member, against delivery of all the closing documents. At either Member's request, the Company's bank or the title company which issued the owner's title policy to the Company may be appointed as escrow agent to receive all closing documents and the purchase price in escrow in order to make simultaneous delivery of closing documents and disbursement of funds at the closing or the next business day thereafter. The instruments and documents shall be legally sufficient to convey all of the Non-Funding Member's interest in the Company (and the Project) to the Funding Member (or its nominee or designee), free and clear of all deeds of trust, security interests, liens, charges and encumbrances. The provisions of this SECTION 5.4(D) shall be enforceable by a decree of specific performance and neither Member shall assert in defense thereto that there exists an adequate remedy at law.

               (e)  CONTRIBUTION LOANS.

                    (i) If either Member (a "Non-Contributing Member") fails to make any additional capital contribution within the time specified in SECTION 5.4(b) and such failure continues for a period of thirty (30) days after an Initial Uncured Default, the other Member who makes the requested contribution of additional capital (the "Contributing Member") shall have the right but not the obligation to advance directly to the Company the funds required from the Non-Contributing Member as a loan ("Contribution Loan") to the Non-Contributing Member. If and when a Contribution Loan is made, the Non-Contributing Member shall be deemed to have waived the right to make the requested capital contribution as of the date of such loan. Such Contribution Loan shall bear interest, compounded annually, at a rate equal to the Prime Rate plus four (4) percentage points per annum. Contribution Loans may be prepaid by the Non-Contributing Member at any time after the date the Contribution Loan is made. If not repaid by the Non-Contributing Member, the Contribution Loan shall be repaid pursuant to SECTION 5.4(F) or other applicable provisions of this Agreement, but otherwise shall be and remain a recourse obligation of the Non-Contributing Member.

                    (ii) If the Contributing Member does not elect to advance
               the full amount of the additional funds required from the Non-Contributing Member, the Contributing Member may withdraw its additional capital contribution.

                    (iii)Notwithstanding any other provision of this Agreement to the contrary, if as of the date which is one hundred eighty
               (180) days after the making of a Contribution Loan, such Contribution Loan shall not have been paid in full, the Contributing Member shall have the right for a period of sixty
               (60) days to have such Contribution Loan (or the portion thereof remaining unpaid) converted on the books of the Company to a capital contribution by the Contributing Member, in which event the Percentage Interest of the Non-Contributing Member shall be adjusted and recalculated in accordance with SECTION 5.4(D) of this Agreement, and the Contributing Member shall be entitled to exercise all rights and remedies thereunder, including without limitation the purchase option described in SECTION 5.4(D)(IV). In order to elect to convert a Contribution Loan to a capital contribution pursuant to this SECTION 5.4(E)(III), the Contributing Member shall send written notice of election to the Non-Contributing Member prior to the expiration of such 60-day period.

                    (iv) The rights set forth in this SECTION 5.4(E) are in lieu of the exercise of rights set forth in SECTION 5.4(D) and may not be exercised in addition to such rights.

               (f) REPAYMENT THROUGH DISTRIBUTIONS. A Contribution Loan shall be repaid on a first priority basis out of any subsequent distributions to which the Non-Contributing Member for whose account the Contribution Loan was made would otherwise be entitled in accordance with this Agreement, which amounts shall be applied first to accrued interest and then to principal, until the Contribution Loan is paid in full. Each Non-Contributing Member irrevocably assigns its rights to distributions from the Company to the Contributing Member for the purpose of effectuating this repayment. Repayment of either Member's Contribution Loan shall also be secured by the Non-Contributing Member's Percentage Interest in the Company, and the Non-Contributing Member hereby grants a security interest in such Percentage Interest and all distributions related thereto to the Contributing Member who has advanced such Contribution Loan and hereby irrevocably appoints the Contributing Member, and any of its agents, officers or employees, as its attorney-in-fact, such appointment being coupled with an interest, to execute, acknowledge and deliver any documents, instruments and agreements including, but not limited to, any note evidencing the Contribution Loan, and such Uniform Commercial Code financing statements, continuation statements, and other security instruments or documents as may be appropriate to perfect and continue such security interest in favor of the Contributing Member.

               (g) TRANSFEREES AND ASSIGNEES. If there shall be a Transfer of part of the Percentage Interest of either Member pursuant to ARTICLE 10 below to an Affiliate of such Member, all of the calculations necessary at any time or from time to time under this SECTION 5.4 shall be made without regard to any such partial Transfer. Any dilution of the Percentage Interest of either Member pursuant to this
          SECTION 5.4 shall be made effective against the aggregate Percentage Interest of the Transferor and any Affiliate Transferee of which the Company has been notified or, failing any such agreement, or notice thereof, as the Funding Member, acting on behalf of the Company, may elect. It is the intent and agreement of the Members that all of the rights and obligations hereunder, including without limitation participation in management, rights to give or receive notices and contribution obligations, and the various consequences arising from the failure of a Member to make a required capital contribution to the Company hereunder are to be interpreted and applied as if Chelsea and any Chelsea Affiliate that owns a part of its Percentage Interest, on the one hand, and Simon and any Simon Affiliate that owns a part of its Percentage Interest, on the other, is a single entity having a Percentage Interest in an amount equal to the aggregate Percentage Interests owned by such Member and its respective Transferees.

               (h) NO THIRD PARTY RIGHTS. The right of the Company or the Members to require any additional contributions under the terms of this Agreement shall not be construed as conferring any rights or benefits to or upon any party not a party to this Agreement including, but not limited to, any tenant of any part of the Project, or the holder of any obligations secured by a deed of trust or other lien or encumbrance upon or affecting the Company, any Percentage Interest, or the Project, or any part thereof or interest therein, or any other creditor of the Company.

               (i) ROLE IN MANAGEMENT. Notwithstanding any other provision of this Agreement to the contrary, including without limitation ARTICLE 8 hereof, a Non-Funding Member or Non-Contributing Member (hereinafter, a "Defaulting Member") shall thereafter have no further approval rights, right to make decisions or role in management of the Company or the Partnership until such funding or contribution default has been cured. For the purpose of this paragraph if an Affiliate of a Member has failed to satisfy its funding obligations under the Partnership Agreement, then such Member shall also be deemed a Defaulting Member. Without limitation of the foregoing, in such event (i) if the Defaulting Member is the Operating Member, the other Member (the "Non-Defaulting Member") shall have the right to remove the Defaulting Member as the Operating Member (and to become the Operating Member itself) in accordance with SECTION 8.9 hereof and to terminate the Management Agreement and Development Agreement with any Affiliate of the Defaulting Member in accordance with SECTION 8.11(A) and SECTION 8.12(a), (ii) the Non-Defaulting Member shall have the right to apply any fees payable to the Defaulting Member or its Affiliate in accordance with this Agreement to any amounts owed by the Defaulting Member, (iii) the Non-Defaulting Member shall have the right to make all decisions of the Company and the Members, and (iv) no Defaulting Member shall have the right to initiate the buy-sell procedure pursuant to SECTION 10.6hereof.

          (j) FAILURE TO FUND UNDER PARTNERSHIP AGREEMENT. Notwithstanding anything to the contrary set forth in this Section, in the event that an Affiliate of either Member fails to make a required capital contribution under the Partnership Agreement and is deemed a Defaulting Partner, then such Member shall be deemed a "Defaulting Member" hereunder, to the same extent as if such Member had failed to fund a Capital Contribution required of it hereunder, and the other Member shall be entitled to exercise the rights and remedies set forth in Section 5.4 hereof. Similarly, in the event that either Member fails to make a required capital contribution under this Agreement and is deemed a Defaulting Member, then any Affiliate of such Member which is a Partner in the Partnership shall be deemed a Defaulting Partner under the Partnership Agreement to the same extent as if such Partner had failed to fund a capital contribution required of it thereunder and the other Partner(s) shall be entitled to exercise all applicable rights and remedies set forth in Section 6.4 of the Partnership Agreement.

Section 5.5     NO INTEREST ON CAPITAL.

          Interest earned on Company funds shall inure solely to the benefit of the Company, and except as specifically provided herein above, no interest shall be paid upon any contributions or advances to the capital of the Company nor upon any undistributed or reinvested income or profits of the Company.

Section 5.6     REDUCTION OF CAPITAL ACCOUNTS.

          Any distribution to a Member, whether pursuant to SECTIONS 6.5 or 6.6 or any other Section of this Agreement, shall reduce the amount of such Member's Capital Account in accordance with SECTION 2.A. of the Tax Allocations Exhibit, but no adjustment in the Percentage Interest of any Member shall be made on account of any such distribution, except as otherwise specifically provided in this Agreement.

Section 5.7     NEGATIVE CAPITAL ACCOUNTS.

          Any Member having a deficit or negative balance in its Capital Account shall not be required to restore such deficit capital amount or otherwise to contribute capital to the Company to restore its Capital Account.

Section 5.8     LIMIT ON CONTRIBUTIONS AND OBLIGATIONS OF MEMBERS.

          Except as expressly provided in SECTIONS 5.2, 5.3(A) and 5.4 hereof and this SECTION 5.8, the Members shall have no liability or obligation to the Company or to the other Members (i) to make additional capital contributions to the Company, (ii) to make any loans to the Company or (iii) to endorse or guarantee the payment of any loan to the Company. Each Member shall be personally liable to the other Members (but not to any third parties) for its pro rata share of the Company liabilities (such share to be determined as of the time the liabilities are incurred) based on its Initial Percentage Interest in the Company.

                                   ARTICLE 6.
                 PROFITS, LOSSES, DISTRIBUTIONS, AND ALLOCATIONS

Section 6.1     NET PROFIT.

          All Net Profit of the Company for each Fiscal Year shall be allocated to the Members as follows:

               (a) First, to each Member until the cumulative Net Profit allocated to each Member pursuant to this clause (a) is equal to the cumulative Net Loss allocated to such Member pursuant to clause (b) of
          SECTION 6.2 and SECTION 6.3 (such Net Profits to be allocated first with respect to Net Loss allocated pursuant to SECTION 6.3 and thereafter in reverse chronological order of the allocation of the Net Loss which has not been previously offset by an allocation under this
          SECTION 6.1(A)); and

               (b) Thereafter, among the Members in accordance with their respective Percentage Interests.

Section 6.2     NET LOSS.

      After giving effect to the special allocations set forth in EXHIBIT B, all Net Loss of the Company for each Fiscal Year shall be allocated to the Members as follows:

               (a) First, to each Member until the cumulative Net Loss allocated to each Member pursuant to this clause (i) is equal to the cumulative Net Profit allocated to such Member pursuant to clause (ii) of SECTION
          6.1 (such Net Loss to be allocated in reverse chronological order of the allocation of the Net Profit which has not been previously offset by an allocation under this SECTION 6.2(A));

               (b) Second, to each Member in accordance with their respective positive Adjusted Capital Account balances until such balances are reduced to zero; and

               (c) Thereafter, among the Members in accordance with their respective Percentage Interests.

Section 6.3     LIMITATION ON NET LOSS ALLOCATION.

          Notwithstanding any provision of this Agreement to the contrary, in no event shall Net Loss be allocated to a Member if such allocation would result in such Member's having a negative Adjusted Capital Account Balance at the end of any Fiscal Year. All Net Loss in excess of the limitation set forth in this
SECTION 6.3 shall be allocated to any remaining Member with a positive Adjusted Capital Account, and if all such Adjusted Capital Account balances are zero or negative to the Members under SECTION 6.2(C).

Section 6.4     OTHER ALLOCATION RULES.

          Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Members' interests in the Net Profits of the Company are the same as the Members' Percentage Interests.

Section 6.5     DISTRIBUTION OF CASH FLOW.

          Except as provided in SECTION 11.2(D), the Company shall distribute Cash Flow to the Members as and when Approved by the Members, not less frequently than quarterly, in the following order of priority:

               (a) First, to pay any accrued but unpaid interest on, and then to pay the unpaid principal balance, if any, of any and all loans made by any Member to the Company in accordance with this Agreement, provided, however, that any Contribution Loans shall not be regarded as loans to the Company and shall be repaid on a first priority basis out of any Cash Flow to which the Non-Contributing Member for whose account the Contribution Loan was made would otherwise be entitled to in accordance with SECTION 6.5(B) of this Agreement, which amounts shall be applied first to accrued interest and then to principal, until the Contribution Loan is paid in full; and

               (b) Second, to the Members in accordance with their respective Percentage Interests.

Section 6.6     DISTRIBUTION OF CAPITAL PROCEEDS.

          Except as provided in SECTION 11.2(D), the Company shall distribute to the Members Capital Proceeds received by the Company within thirty (30) calendar days after receipt (but not prior to the Percentage Interest Adjustment Date) in the following order of priority:

               (a) First, to pay any accrued but unpaid interest on, and then to pay the unpaid principal balance, if any, of any and all loans made by any Member to the Company in accordance with this Agreement, provided, however, that any Contribution Loans shall not be regarded as loans to the Company and shall be repaid on a first priority basis out of any Capital Proceeds to which the Non-Contributing Member for whose account the Contribution Loan was made would otherwise be entitled to in accordance with SECTIONS 6.6(B) through 6.6(D) of this Agreement, which amounts shall be applied first to accrued interest and then to principal, until the Contribution Loan is paid in full;

               (b) Second, to the Members in repayment of their respective Capital Contribution Balances, in accordance with their respective Percentage Interests; and

               (c) Third, to the Members in accordance with their respective Percentage Interests.

                                   ARTICLE 7.
                 COMPANY BOOKS; ACCOUNTING/FINANCIAL STATEMENTS

Section 7.1     BOOKS AND RECORDS.

          The Company shall keep books and records at the Company's principal place of business which are usually maintained by persons engaged in similar businesses, in form and substance Approved by the Members and setting forth a true, accurate and complete account of the Company's business and affairs including a fair presentation of all income, expenditures, assets and liabilities thereof. Such books and records shall be maintained, and its income, gain, losses and deductions shall be determined and accounted for on the accrual basis in accordance with generally accepted accounting principles consistently applied. Each Member and its authorized representatives shall have the right at all reasonable times to have access to, inspect, audit and copy the Company's books, records, files, securities, vouchers, canceled checks, employment records, bank statements, bank deposit slips, bank reconciliations, cash receipts and disbursement records, and other documents (the "Documents"). Each Member and its authorized representatives shall also have the right, in connection with an examination and audit of the Documents, to question during normal business hours, upon at least ten (10) days notice, the employees, if any, of the Company and to question any other Person and the employees of such other Person having custody or control of any Documents, or responsibility for preparing the same. The Documents shall also be open for inspection during normal business hours, upon at least ten (10) days notice, by the legal or accounting representatives of a Withdrawing Member or any Member to the extent necessary and relevant to such Member's withdrawal from the Company and the winding up of such Member's affairs with the Company. Each Member shall be entitled to any additional information necessary for the Member to adjust its financial basis statement to a tax basis as the Member's individual needs may dictate.

Section 7.2     TAX RETURNS.

          The Independent Accountants shall either prepare or review and sign, as requested by the Members, the federal, state and local income tax returns of the Company, and the Company shall use its reasonable efforts to cause the Independent Accountants to either prepare or review and sign such tax returns by March 31 of each year, and cause such tax returns to be filed on a timely basis with the appropriate governmental authorities. In all events, should tax returns not be filed by March 31, good faith estimates of the information to be provided in such tax returns shall be provided to each Member no later than March 31 of each year. Copies of each such return shall be furnished for review and Approval by the Members prior to filing.

Section 7.3     REPORTS.

           (a) During the Pre-Construction Period and the Construction Period the Company shall cause to be prepared and sent to each Member such reports as may be required pursuant to the Development Agreement.

           (b) During the Operating Period, the Company shall cause to be prepared and sent to each Member, by the Member designated to undertake such task on behalf of the Company, the following unaudited statements and reports:

                    (i) within fifteen (15) calendar days after the last day of each calendar month during the term of the Company's existence, a statement of income and expense (x) showing the actual results of the operations of the Company for the calendar month then ended and cumulatively to date for the then elapsed portion of the current Fiscal Year and (y) comparing on an itemized basis, all costs and expenses incurred during such month and for such Fiscal Year with the Budgets for such month and such Fiscal Year, with a narrative explanation of any variations to such Budgets; and

                    (ii) within fifteen (15) calendar days after the last day of each calendar month during the Term, a balance sheet showing the financial position of the Company as of such last day; and

                    (iii)such other reports as any Member may reasonably request from time to time.

               (c) Each monthly report furnished to the Members by such designated Member shall also state, to the best knowledge of such designated Member, whether any default exists with respect to any material obligation of the Company and whether any material litigation is pending against the Company or the Project. Such designated Member shall, upon obtaining knowledge of the occurrence of any event which, if not cured or resolved, would be required by the preceding sentence to be described in the next monthly report to be furnished pursuant to this SECTION 7.3(B), promptly notify each Member of such occurrence.

Section 7.4     AUDITS.

          After the end of each Fiscal Year the Operating Member shall cause an audit to be made by the Independent Accountants covering the assets, liabilities and net worth of the Company and its operations during such Fiscal Year, and all other matters customarily included in such audits. By February 20 of each Fiscal Year, the Operating Member shall deliver, or cause to be delivered to each Member the following financial statements with respect to the Company: a balance sheet and statements of income and expense, changes in the financial position of the Company, and the Members' capital position as of the end of and for the prior Fiscal Year, together with, if requested or required pursuant to the preceding sentence of this SECTION 7.4, the report of the Independent Accountants covering the results of such audit and certifying such financial statements as having been prepared in accordance with generally accepted accounting principles consistently applied.

Section 7.5     BANK ACCOUNTS.

          All funds of the Company shall be deposited in its name in an account or accounts maintained with a financial institution Approved by the Members. Funds of the Company shall not be commingled with funds of any other Person. Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by either Member or by its duly authorized representative, provided, however, that funds shall only be spent pursuant to applicable Budgets which have been Approved by the Members or otherwise pursuant to Section 8.4, 8.9(b)(iii), and the emergency authority granted to a Member pursuant to SECTION 8.7 of this Agreement.

Section 7.6     TAX ELECTIONS.

          If there is a distribution of any property of the Company within the meaning of Section 734 of the Code, or if there is a Transfer of an interest in the Company within the meaning of Section 743 of the Code, then with the Approval of the Members the Company shall cause to be filed an election under
Section 754 of the Code to provide for an optional adjustment to the basis of the property or Company interest as appropriate.

Section 7.7     TAX MATTERS MEMBER.

          Pursuant to Section 6231(a)(7)(A) of the Code, the Members hereby designate Chelsea as the Company's "Tax Matters Partner."


                                   ARTICLE 8.
                            MANAGEMENT OF THE COMPANY

Section 8.1     MANAGEMENT OF THE COMPANY.

               (a) GENERAL. The overall management and control of the business and affairs of the Company (and correspondingly of the Partnership) shall be vested in the Members. The Members may, by written resolution, except for those matters specifically required to be Approved by the Members, delegate to one of the Members (hereinafter called the "Operating Member") the authority to manage and administer the affairs of the Company and the Partnership. Upon such delegation and until the same shall have been revoked by the Members or the Member to which such delegation was made shall become a Defaulting Member or a Non-Contributing Member, all decisions with respect to the management of the Company and/or the Partnership that are approved by the Operating Member shall be binding on the Company, the Partnership and the Non-Operating Member, except as otherwise provided in this Agreement. At such time as a delegation hereunder shall have been made and so long as it remains outstanding, all actions provided hereunder to be taken by the Company either individually or in its capacity as General Partner of the Partnership, shall be carried out by the Operating Member.

               (b) MEMBER REPRESENTATIVES. The Members shall, by written resolution, each designate in writing from time to time its representative for purposes of all actions, approvals and decisions under this Agreement, plus an alternate. Each representative shall be fully authorized to provide, on behalf of the Member which he or she represents, any consent or approval which may be required hereunder, and any action or decision so taken by a representative shall be binding upon the Member which he or she represents. Each Member may change its authorized representative or alternate at any time by written notice to the other Member.

           (c)  ACTIONS BY THE MEMBERS.

                    (i) Either Member may initiate a request that the Members
               approve any matter or take any other action respecting the business and affairs of the Company and/or the Partnership which is required for Approval by the Members pursuant to this Agreement. Any such request may be made at a regularly scheduled meeting of the Members or in writing. Any written request must be labeled "REQUEST FOR ACTION BY MEMBERS" and must include a narrative explanation of the approval or action which is being requested. If pursuant to such a request the Member desires to schedule a special meeting of the Members, such request must be received by the other Member at least ten (10) calendar days prior to the proposed date for such special meeting. Conversely, a Member receiving a request for Approval or action by the Members which does not request that a special meeting be held may then request a special meeting by written notice to the other Member which must be received at least five (5) calendar days before the date proposed for such special meeting. Each Member shall use its best efforts to comply with a request by the other Member that a special meeting of the Members be held.

                    (ii) If there is a need for any Approval or action by the
               Members and no special meeting therefor is requested by either Member, the representatives of the Members shall use their best efforts to respond within ten (10) business days after the date the representatives are notified of the need for such Approval or other action either in writing or at a regularly scheduled meeting of the Members. If a representative has not responded within said ten (10) business day period or if a special meeting has been properly requested with respect to such proposed Approval or other action but has not been held within ten (10) days after the date requested for such special meeting, then the Member requesting such Approval or other action may at any time thereafter notify the other Member that failure of such other Member's representative to respond within ten (10) business days after such notice shall be deemed to be Approval by such other Member of the matter or action requested. Such notice must be labeled "FAILURE TO ACT BY MEMBER REPRESENTATIVE" and must include a narrative explanation of the Approval or action which is being requested. If the other Member's representative fails to respond within said ten (10) business day period, such matter or action requested shall be deemed Approved.

                    (iii)In order for the other Member's representative to be
               deemed to have responded, the representative must affirmatively agree to the Approval or other action (or have failed to respond within the time frame identified in subparagraph (ii)), or deny same. If the other Member's representative denies the Approval or other action, he must specify his reasons for doing so and suggest an alternative to the Approval or action in question. In such event, the time frames and sequence of events previously specified in subparagraph (ii) of this Section shall apply. The Member who initiated the request for Approval or other action shall have ten (10) business days within which to respond to the counterproposal. If the Member has not responded within said ten
               (10) business day period, then the Member suggesting the alternative may notify the other Member that failure to respond shall be deemed Approval, in accordance with the procedure previously set forth. If the parties are unable to agree on the Approval or other action after following the sequence outlined, then each Member shall have the right to pursue any rights or remedies that may be set forth herein or available at law or in equity.

               (d) MEETINGS. Regular meetings of the Members shall be held at the Company's principal place of business or at such other place as shall be Approved by the Members and at intervals as may be Approved by the Members, but not less than once each calendar quarter. Dates, times and places of such regular meetings shall be Approved by the Members. No meeting of the Members shall be held unless each Member is represented. Both regular and special meetings may be held by means of a conference telephone or similar equipment if all persons participating in the meeting can hear each other at the same time.

Section 8.2     THE OPERATING MEMBER.

               (a) The Members shall by written resolution from time to time designate one of the Members as the Operating Member of the Company. Such designated Member shall continue to serve as the Operating Member until (i) the Members mutually agree that such designated Member shall cease to serve as the Operating Member; (ii) the Company is dissolved and wound up in accordance with the provisions of ARTICLE 11 hereof; or (iii) such designated Member is removed as Operating Member pursuant to SECTION 8.10 below. Upon the removal of such designated Member as the Operating Member in accordance with the foregoing, the other Member shall automatically become the Operating Member of the Company. Subject to the provisions of SECTIONS 8.4, 8.5, and 8.6 of this Agreement, but notwithstanding delegation of certain obligations and responsibilities by the Operating Member pursuant to SECTION 8.2(B) below, the operation of the Company and the Partnership and management of the Company's and the Partnership's business and affairs shall rest with and remain the obligation and responsibility of the Operating Member, subject to such further limitations as may be set forth in the resolution designating such Operating Member.

               (b) Without limiting the generality of the foregoing, AND SUBJECT TO THE PROVISIONS OF SECTIONS 8.4 AND 8.6 HEREINBELOW, the Operating Member shall have the following rights and powers, subject to the terms, conditions, restrictions and limitations of this Agreement and shall devote such time to the performance of said rights and services as may be necessary, which it may exercise at the cost, expense and risk of the Company:

                    (i) To protect and preserve the assets of the Company, and the Partnership and to incur liabilities (other than for borrowed money) in the ordinary course of business of the Company and the Partnership consistent with the Budgets for the Project which have been Approved by the Members;

                    (ii) To collect all rentals and all other income accruing to the Company and/or the Partnership and to pay all construction costs and expenses of operations consistent with the Budgets which have been Approved by the Members and as otherwise set forth herein;

                    (iii)With the Approval of the Members, to prepare (or have prepared) and file all tax returns for and on behalf of the Company and the Partnership (but not the tax returns or other reports of the individual Members);

                    (iv) To administer all matters pertaining to insurance with respect to the Project, including obtaining and paying for policies of insurance insuring against (1) loss or damage by fire, windstorm, tornado and hail, and against loss or damage by such other, further and additional risks as now are or hereafter may be embraced by the standard extended coverage forms of endorsements, as may be required by the Company's lenders and Approved by the Members, and consistent with the Budgets Approved by the Members; and (2) liability to the public, tenants or any other person and risk to its properties incident to the operation of the Project in such amounts and upon such terms as are customary for the protection against such risks of liability and loss and Approved by the Members, and consistent with the Budgets Approved by the Members;

                    (v) Subject to the applicable Budgets which have been
               Approved by the Members, to employ, terminate the engagement of, supervise and compensate such persons, firms or corporations for and in connection with the business of the Company and the Partnership as it may reasonably deem necessary or desirable;

                    (vi) Subject to the applicable Budgets which have been
               Approved by the Members, to repair and replace all fixtures and equipment situated on or constituting a part of the Project (and in connection therewith the Operating Member will consider using the bundled services contracts available through Simon, subject, however, to such contracts complying with the conditions set forth in the Management Agreement);

                    (vii)Subject to the applicable Budgets which have been
               Approved by the Members, to acquire such tangible personal property and intangible personal property as may be necessary or desirable to carry on the business of the Company and the Partnership and sell, exchange or otherwise dispose of such personal properties in the ordinary course of business;

                    (viii) To keep all books of account and other records of the
               Company and the Partnership ;

                    (ix) To negotiate and contract with all utility companies
               servicing the Project (and in connection therewith the Operating Member will consider using the bundled services contracts available through Simon, subject, however, to such contracts complying with the conditions set forth in the Management Agreement);

                    (x) To pay all debts and other obligations of the Company, and/or the Partnership including amounts due under the financing and other loans to the Company and/or the Partnership and costs of formation of the Company and the Partnership and, subject to the applicable Budget which has been Approved by the Members, of ownership, improvement, operation and maintenance of the Project;

                    (xi) To pay all taxes, levies, assessments, rents and other impositions applicable to the Company and/or the Partnership, paying same before delinquency and prior to the addition thereto of interest or penalties and undertake when appropriate and subject to Approval of the Members any action or proceeding seeking to reduce such taxes, assessments, rents or other impositions;

                    (xii)To deposit all monies received by the Operating Member for or on behalf of the Company and/or the Partnership in such financial institutions as may be Approved by the Members, to invest any excess funds and to disburse and pay all funds on deposit on behalf of and in the name of the Company and/or the Partnership in such amounts and at such times as the same are required in connection with the ownership, maintenance and operation of the Project;

                    (xiii) Subject to the Approval of the other Member, to
               negotiate financing terms for the Project; and

                    (xiv) To lease portions of the Project pursuant to the
               leasing guidelines established from time to time by the Members as part of a Budget which has been Approved by the Members and on the form lease, or such variations(s) thereto, which has been Approved by the Members.

               (c) Documents to which the Company is a party shall be executed and performed on behalf of the Company, acting in its individual capacity or as general partner of the Partnership by all of the Members or by the Operating Member, or by the Non-Operating Member, where the Members or this Agreement give the Operating Member or the Non-Operating Member, as the case may be, the right to do so. No person, firm, partnership, corporation or other entity shall be required to inquire into the authority of the Members or a Member to execute and perform any document on behalf of the Companyacting in its individual capacity or as general partner of the Partnership. Except as otherwise expressly provided in this Agreement, no Member or representative thereof shall have the authority or right to bind or act for the Company or any of the other Members.

               (d) The Operating Member shall devote itself to the business and purposes of the Company and the Partnership, as set forth in SECTION
          3.1 above, to the extent reasonably necessary for the efficient carrying on thereof, without compensation except as otherwise provided herein. Whenever requested by the Non-Operating Member, the Operating Member shall render a just and faithful account of all dealings and transactions relating to the business of the Company and the Partnership. The acts of the Operating Member shall bind the Company and the Partnership when within the scope of the Operating Member's authority expressly granted unless expressly prohibited hereunder.

Section 8.3 DUTIES OF OPERATING MEMBER; CHELSEA AS INITIAL OPERATING MEMBER.

          The Operating Member, at the expense of and on behalf of the Company, and the Partnership shall implement or cause to be implemented all decisions Approved by the Members and delegated to the Operating Member by the Members, and shall conduct or cause to be conducted the management of the business and affairs of the Company and the Partnership in accordance with and as limited by this Agreement. Chelsea is hereby appointed as the Operating Member of the Company to implement all decisions Approved by the Members and shall have primary responsibility for the development, leasing and management of the Project.

Section 8.4     AUTHORIZATION FOR EXPENDITURES.

          Except for expenditures made and obligations incurred pursuant to a Budget, as revised or exceeded pursuant to Section 5.4 (c), SECTION 8.7 or 8.9(B)(III), the Operating Member shall not make any expenditure or incur any obligation on behalf of the Company or the Partnership unless previously Approved by the Members, provided that the Operating Member shall have the right, without the prior Approval of the Members, to make expenditures and incur obligations not authorized by a Budget (i) to the extent necessary to pay utilities, taxes, and insurance premiums to the extent such charges exceed the amounts budgeted therefor in the applicable Budget, (ii) to pay for other non-capital expenditures in an amount up to 10% or cumulative expenditures of $25,000 (whichever is less) in excess of the amount authorized under the Applicable Budget for such expenditures or (iii) to pay for annual capital expenditures of up to $50,000 in the aggregate for items not contemplated in, or in excess of amounts reserved for certain line items in, the applicable Budget. The Operating Member will be reimbursed for out-of-pocket expenses incurred on behalf of the Company and/or the Partnership in accordance with an Approved Budget. The Operating Member may from time to time seek broader fiscal authority from the Members when it is appropriate to do so in connection with the performance of its duties hereunder. In any event, the Operating Member shall not expend more than the amount the Operating Member in good faith believes to be the fair and reasonable market value at the time and place of contracting for any goods purchased or services engaged on behalf of the Company and/or the Partnership , and shall, upon request, provide the other Member with reasonable documentation evidencing such expenditures.

Section 8.5     RIGHTS NOT ASSIGNABLE.

          Except as provided in SECTION 10.2(A) or 10.2(B), the rights and obligations of the Operating Member qua Operating Member under this Agreement shall not be assignable voluntarily or by operation of law by the Operating Member without the express prior written Approval of the Members, and any attempted assignment without such Approval shall be void.

Section 8.6     MAJOR DECISIONS AND PROHIBITED ACTS.

          All Major Decisions with respect to the Company's (and the Partnership's) business and operations shall require the Approval of the Members. As used herein, the term "Major Decisions" shall mean the following decisions regarding the acquisition, development, ownership, management, leasing and operation of the Project, except those matters expressly delegated to the Operating Member and/or its Affiliate pursuant to the terms of this Agreement, the Development Agreement and/or the Management Agreement. Accordingly, if a decision is identified as a Major Decision, neither Member shall have the right or the power to make any commitment or engage in any undertaking on behalf of the Company, acting in its individual capacity or as general partner of the Partnership with respect to a Major Decision unless and until the same has been authorized by Approval of the Members. Without the Approval of the Members with respect to SECTIONS 8.6(A) through 8.6(U) below, neither Member shall cause the Company acting in its individual capacity or as general partner of the Partnership to:

               (a) Commit to acquire any additional real property or interest in any real property other than the Land or access thereto;

               (b) Commit to borrow any funds on behalf of the Company or the Partnership other than (i) the Construction/Term Loan, (ii) from a Member as set forth in this Agreement, or (iii) from a Third Party Lender as set forth in Section 5.2 of this Agreement.

               (c) Sell the Project or any part thereof or interest therein except as provided in the Right of First Refusal provision set forth in Section 10.3 or the Buy-Sell provision set forth in Section 10.6 hereof;

               (d) Mortgage the Land and the Company's or the Partnership's interest in the Project (except in connection with the Construction/Term Loan or any Third Party Loan, and any extensions, modifications, renewals or replacements thereof);

               (e) Approve any Budget or any amendment or supplement thereto prepared on behalf of the Company or the Partnership;

               (f) Terminate or cause the termination of any lease for space at the Project, unless the tenant under such lease is in default, or execute or cause the execution of any lease, sublease, assignment of lease, extension of lease, extension of sublease, amendment of lease or sublease, of the Project, unless such lease, sublease, assignment, extension or amendment to be executed is (a) within the leasing guidelines established from time to time by the Members with respect to the Project as part of an Approved Budget for the Project, (b) in the case of a lease or license, on the form lease (or form license agreement) with such variation(s) thereto as approved by the Members from time to time for such Project, and (x) with a tenant whose tenancy will be compatible with the overall Project, (d) for 10,100 or less square feet, and (y) does not violate the provisions of any other lease of the Project;

               (g) Enter into any transaction or agreement with any Affiliate of the Members except the Management Agreement with the Operating Member and the Development Agreement with the Operating Member or as provided in any Approved Budget or as otherwise provided in this Agreement;

               (h) Incur any expenses on behalf of the Company or the Partnership not specifically authorized in this Agreement or in any Approved Budget;

               (i) Amend or otherwise modify this Agreement;

               (j) Partition any of the assets of the Company or the Partnership;

               (k) Admit any additional or substitute Member of the Company or the Partnership;

               (l) Sell all or any part of any interest in the Company or the Partnership, except as specifically authorized by this Agreement;

               (m) Except as specifically authorized by this Agreement, select any successor managing agent to the Operating Member. It is acknowledged by the Members that, except as specifically authorized by this Agreement, the Operating Member shall continue to be the managing agent of the Project so long as Operating Member is a Member in the Company and owns or has an interest in the Project unless any management agreement with the Operating Member terminates pursuant to the provisions thereof, other than by reason of the passage of time.

               (n) Settle a condemnation case or insured casualty loss involving more than One Million Dollars ($1,000,000) and/or decide to reconstruct the Project in such case;

               (o) Select or terminate any Accountant for the Company or the Partnership; provided, however, in the event the Members cannot agree on the selection of an Accountant within thirty (30) days after the receipt of proposals from proposed Accountants, the Operating Member shall have the sole right to select the Accountant. The Members hereby designate Ernst & Young as the Accountants for the Company and the Partnership to serve until such time as the Members shall determine otherwise;

               (p) Amend or terminate the Development Agreement or the Management Agreement except as expressly authorized in this Agreement;

               (q) Approve or enter into (except as permitted in the Development Agreement) any contracts for the construction or development of the Project. Specifically, the Approval of both Members shall be required for contracts, which are with the architect for the Project, any engineer for the Project, the general contractor of the Project or which would, individually, impose an aggregate liability on the Company in excess of $1,000,000.00.

               (r) Approve: (i) the site plan and/or schematic building drawings for the Project which shall be submitted by the Operating Member to the other Member as part of the Final Project Program; or (ii) the design development drawings for the Project.

               (s) Enter into or modify any redevelopment agreement, or other documents related to any tax increment financing available for the benefit of the Company, the Partnership or Project;

               (t) Modify, cancel, terminate or enter into any new or modified property or liability insurance for the Project, the Partnership or the Company, except as provided in the Budget Approved by the Members; or

               (u) File a petition in bankruptcy or for reorganization or for the appointment of a receiver, custodian or trustee of all or a portion of the Company's or the Partnership's property, or an assignment for the benefit of creditors.

      The Members must be reasonable in approving or refusing to approve any Major Decision.

Section 8.7     EMERGENCY AUTHORITY.

      Notwithstanding the provisions of SECTIONS 8.4 or 8.6 hereof, the Operating Member shall have the right to take such actions and make such emergency expenditures as it, in its reasonable judgment, deems necessary for the protection of life or health or the preservation of Company and/or the Partnership assets if, under the circumstances, in the good faith estimation of the Operating Member, there is insufficient time to allow the Operating Member to obtain the Approval of the Members to such action, a good faith attempt has been made to contact the other Member and any delay would materially increase the risk to life or health or materially increase the magnitude or likelihood of property damage or other potential loss involved; provided, however, that the Operating Member shall notify the other Member of such action contemporaneously therewith or as soon as reasonably practicable thereafter.

Section 8.8     AUTHORIZED ACTS.

           No Member shall be liable to the Company, the Partnership or to any other Member for any act performed, or omitted to be performed, by it in the conduct of its duties as a Member, if such act or omission is within the scope of authority of such Member hereunder and if such act or omission is not performed or made fraudulently or in bad faith. The Company and the Partnership , and not the Members, shall indemnify and save harmless each Member from all personal liability, loss, cost, expense or damage incurred or sustained by reason of any act performed, or omitted to be performed by it in the permitted conduct of its duties hereunder except for acts or omissions done or made fraudulently or in bad faith. Such indemnity, or the denial thereof, shall not be construed to limit or diminish the coverage of any Member under any insurance effected or maintained by the Company and/or the Partnership.

Section 8.9     BUDGETS.

               (a) The Members shall, by written resolution, Approve a Pre-Construction Budget and a Development Budget for the Project, which Budgets the Members acknowledge are subject to change only as Approved by the Members. The Development Budget is intended to cover all expenditures of the Project through the completion of construction of the Project, including, without limitation, those expenditures included in a Pre-Construction Budget and Prospective Project Budget for the Project. The Members agree that the Development Budget has been approved and a copy is attached to the Development Agreement. Any revisions to the Approved Development Budgets shall be submitted to the Non-Operating Member in accordance with the procedure set forth in the Development Agreement. No later than sixty (60) calendar days prior to the Project Completion Date, the Operating Member shall submit to the Non-Operating Member a proposed Operating Budget for the then remaining Fiscal Year covering anticipated expenses of the Company in owning, operating and maintaining the Project. No later than sixty (60) days prior to the commencement of each Fiscal Year the Operating Member shall submit to the Non-Operating Member a proposed Operating Budget for such Fiscal Year for the Project. Further, projections of current Fiscal Year revenues and expenses shall be prepared by the Operating Member and submitted to the Non-Operating Member on June 1 and November 1 of each Fiscal Year covering the balance of such fiscal year.

               (b) After submission of the proposed Operating Budgets to the Non-Operating Member, the following procedures shall be followed in adopting such Operating Budgets:

                    (i) Within twenty (20) calendar days after the proposed
               Operating Budgets are submitted to the Non-Operating Member, the Non-Operating Member shall either approve each such proposed Operating Budget or notify the Operating Member of any proposed revisions therein that it deems necessary. If the Non-Operating Member fails to approve or reject any proposed Operating Budget or to make proposed revisions thereto within twenty (20) calendar days after it is submitted to the Non-Operating Member, such proposed Operating Budget shall be deemed Approved and shall thereafter constitute the "Operating Budget" for the Fiscal Year in question for all purposes hereof. Any objections to the proposed Operating Budget must be made on a line item basis, and any line items not objected to shall be deemed Approved by the Members.

                    (ii) If the Non-Operating Member approves a proposed
               Operating Budget, or the Non-Operating Member makes proposed revisions thereto and the Operating Member does not make objections to such proposed revisions within ten (10) calendar days after it receives them, such proposed Operating Budget, and revisions if any, shall be deemed Approved by the Members and shall be deemed thereafter to constitute the "Budget" for the Fiscal Year in question for all purposes hereof.

                    (iii)If either Member makes any objection to any proposed
               revisions to any proposed Operating Budget, the Members shall cooperate with each other to resolve any questions with respect to such proposed revisions and shall use their best efforts to agree upon such Operating Budget for the Fiscal Year in question prior to the beginning of the Fiscal Year to which such Operating Budget relates. If the Members fail to agree upon an Operating Budget for any Fiscal Year prior to the commencement thereof, then, pending final resolution of any dispute in the manner provided herein, the Operating Member shall continue to manage, maintain, supervise, direct, and operate the activities for which such Operating Budget was proposed in accordance with the approved Operating Budget for such activities or asset(s), if any, for the previous Fiscal Year until a new Operating Budget is approved; except that the Operating Member shall be authorized during any interim period to pay related expenses which reasonably exceed the prior year's budgeted amounts for interest payments, taxes, utility charges, insurance and other items not within the reasonable control of the Company or the Partnership as well as pay for increases in contract services and personnel costs to the extent reasonably required to maintain the same level of service provided during the previous Fiscal Year.

               (c) The Operating Member may from time to time submit to the Non-Operating Member revisions to an Approved Operating Budget for its approval. The Non-Operating Member shall promptly reject or approve the same or make such changes to the proposal as it may deem reasonably necessary and proper within the time frame contemplated by subparagraph (b) hereof. If the Non-Operating Member fails to approve or reject any proposed revisions or to suggest additional modifications thereto within twenty (20) calendar days after submittal to the Non-Operating Member, then such revisions shall be deemed Approved by the Members. The proposal, as finally approved or changed by the Members, shall be incorporated into and become part of such Budget for the remaining period of the Fiscal Year in question.

Section 8.10    REMOVAL OF OPERATING MEMBER.

      The Non-Operating Member shall have the right, to be exercised by written notice to the Operating Member, to remove the Operating Member and to appoint itself as the Operating Member of the Company at such time as:

               (a) The Operating Member Transfers its Percentage Interest without the consent of the Non-Operating Member, except Transfers permitted as a matter of right under SECTION 10.2 below;

               (b) The Operating Member becomes a Non-Funding Member or Non-Contributing Member pursuant to SECTION 5.4;

               (c) The Operating Member commits a breach of fiduciary duty or an act of gross negligence or willful misconduct;

               (d) The Operating Member experiences a Change in Control; or

               (e) Grounds exist for discharging any Affiliate of the Operating Member under any Development Agreement or the Management Agreement, pursuant to SECTION 8.11 or SECTION 8.12 hereof, including without limitation the conditions described in subsections (a), (b), (c) or
          (d) hereof.

Section 8.11    DEVELOPMENT AGREEMENT.

               (a) If an Affiliate of a Member or a Member is to render services to the Partnership in connection with the initial development or redevelopment of the Project, then the Members shall, by written resolution, Approve a Development Agreement with such Affiliate or Member who shall be designated as the "Developer" thereunder. The Member which is not an Affiliate of the Developer shall be responsible for supervising the performance of the Developer under a Development Agreement and for monitoring expenditures incurred by or on behalf of the Partnership by the Developer to determine whether such expenditures are contemplated in, and within the limits prescribed by, the applicable Budget Approved by the Members.

               (b) Supplementing the provisions of a Development Agreement which authorize termination thereof, if the Developer thereunder fails to cure an "Event of Default," as such term is defined in a Development Agreement, the Member which is not the Developer or an Affiliate of the Developer shall have the right to exercise the termination rights of the Partnership, discharge on behalf of the Company acting as general partner of the Partnership and to discharge the Developer from its duties thereunder and appoint a new Developer for the Project, including the Member or an Affiliate of such non-affiliated Member, under an agreement on the same terms as the Development Agreement. Such non-affiliated Member may exercise such option by giving the other Member notice of its election. If a new Developer appointed pursuant to this SECTION 8.11 is a Member or an Affiliate of a Member, the other Member shall, if grounds subsequently exist under the new Development Agreement with such new Developer which allow for termination, have the right to exercise the termination rights of the Company as general partner of the Partnership, discharge the new Developer from its duties thereunder and appoint on behalf of the Partnership, a replacement Developer (including an Affiliate) under an agreement on the same terms.

               (c) The Members acknowledge and agree that simultaneously with the execution of this Agreement, the Company, as general partner of the Partnership, is executing a Development Agreement appointing an Affiliate of the Operating Member as Developer of the Project and appointing an Affiliate of the Non-Operating Member as Co-Developer. The Members further agree that they may subsequently decide to develop, in one or more phases, certain of the out-parcels which constitute a portion of the Land for purposes which include, but are not limited to, the development of restaurants and/or for other retail projects (a "Subsequent Project"). In such case, the Company, acting as general partner of the Partnership, may negotiate a second development agreement with an Affiliate of the Operating Member on substantially the same terms and conditions as are set forth in the Development Agreement and the Developer under the new Development Agreement shall be entitled to the same fees payable to the Developer under the existing Development Agreement.

Section 8.12    MANAGEMENT AGREEMENT.

               (a) If a Member or an Affiliate of a Member is to render services to the Company or the Partnership in connection with the management of the Project, then the Members shall, by written resolution, approve a Management Agreement with such Member or Affiliate who shall be designated as the Manager thereunder. The Member which is not the Manager or an Affiliate of the Manager shall be responsible for supervising the performance of the Manager under a Management Agreement and for monitoring expenditures incurred by or on behalf of the Partnership by the Manager to determine whether such expenditures are contemplated in, and within the limits prescribed by, the applicable Budget Approved by the Members.

               (b) Supplementing the provisions of any Management Agreement entered into under SECTION 8.12(A), if grounds exist under the Management Agreement which allow for termination, the Member which is not the Manager or an Affiliate of the Manager shall have the right to exercise the termination rights of the Company and the Partnership discharge on behalf of the Company acting in its capacity as general partner of the Partnership, the Manager from its duties thereunder and appoint a new Manager for the Project, including an Affiliate of such Member, under an agreement on the same terms as the Management Agreement. Such non-affiliated Member may exercise such option by giving the other Member notice of its election. If a new Manager appointed pursuant to this SECTION 8.12(A) is a Member or an Affiliate of a Member, the other Member shall, if grounds subsequently exist under the new Management Agreement with such new Manager which allow for termination, have the right to exercise the termination rights of the Company and as general partner of the Partnership, discharge the new Manager from its duties thereunder and appoint a replacement Manager on behalf of the Partnership (including an Affiliate) under an agreement on the same terms.

Section 8.13 CONSTRUCTION CONTRACT, ARCHITECT'S CONTRACT AND ENGINEER'S
CONTRACT.

          The Members shall, by written resolution, approve the Construction Contract and the Architect's and the Engineer's Contract(s) for the Project.

Section 8.14    FEES AND EXPENSE REIMBURSEMENTS FOR MEMBERS.

          While it is contemplated that the Operating Member shall be primarily responsible for implementing the decisions of the Members and carrying out their directives with respect to the acquisition, development, construction, leasing and management of each Project, the Members acknowledge that they or their Affiliates will both render valuable services to the Company in connection with the Project. The Members, or such Affiliates, shall be compensated for such services in the form of fees, cost recoveries, expense reimbursements or other means in amounts and upon such other terms and conditions as are set forth in the Development Budget and the Operating Budgets(s) Approved by the Members, and subject to Section 9.1 hereof.

                                   ARTICLE 9.
             COMPENSATION; REIMBURSEMENTS; CONTRACTS WITH AFFILIATES

Section 9.1     COMPENSATION, REIMBURSEMENTS.

               (a) COMPENSATION. Except as may be expressly provided for in
          SECTION 9.1(B) below or in the agreements referred to in SECTION 9.2, or in another written agreement Approved by the Members, no payment will be made by the Company, to either Member for the services of such Member or any member, shareholder, director or employee, or Affiliate of such Member.

               (b) REIMBURSEMENTS.

                    (i) Subject to the provisions of this Agreement, each of the
               Members shall be reimbursed promptly by the Company, , for all reasonable out-of-pocket costs and expenses incurred by each on behalf of the Company in accordance with Budgets which have been Approved by the Members so long as such costs and expenses are not intended to be paid for from fees otherwise payable to such Member or its Affiliates as set forth in the Development Agreement and the Management Agreement, respectively.

                    (ii) Neither Member shall be entitled to reimbursement of
               any costs or expenses incurred by such Member in connection with the preparation and negotiation of this Agreement or any of the Exhibits hereto.

                    (iii)Requests for reimbursement hereunder shall be paid
               within thirty (30) days after submission of a request therefore accompanied by reasonable back-up documentation, subject to necessary third-party approvals.

Section 9.2     NO CONTRACTS WITH AFFILIATES.

          Except as provided in SECTIONS 8.11 and 8.12, neither Member shall enter into any agreement or other arrangement for the furnishing to or by the Company of goods or services with any Person who is an Affiliate of such Member unless such agreement or arrangement has been Approved by the other Member after the nature of the relationship or affiliation has been disclosed; provided, however, if an Affiliate of either Member is in the business of providing services of a kind needed by the Company, such Affiliate will have the right to provide those services to the Company at market rates of compensation and terms and conditions Approved by the Members.

                                   ARTICLE 10.
                           SALE, TRANSFER OR MORTGAGE

Section 10.1    GENERAL.

          Except as expressly permitted in this Agreement, no Member shall directly or indirectly sell, assign, transfer, mortgage, convey, charge or otherwise encumber or contract to do or permit any of the foregoing, whether voluntarily or by operation of law (herein sometimes collectively called a "Transfer"), or suffer any Affiliate or other third party to Transfer, any part or all of its Percentage Interest or its share of capital, profits, losses, allocations or distributions hereunder without the express prior written consent of the other Member, which consent may be withheld for any or no reason whatsoever. Any attempt to Transfer in violation of this ARTICLE 10 shall be null and void. The giving of consent in any one or more instances of Transfer shall not limit or waive the need for such consent in any other or subsequent instances.

Section 10.2    PERMITTED TRANSFERS BY THE MEMBERS.

               (a) TRANSFERS BY CHELSEA. Without the consent of Simon, Chelsea may from time to time Transfer its Percentage Interest, in whole or in part (i) to a Chelsea Affiliate or (ii) from a Chelsea Affiliate to another Chelsea Affiliate so long as such transfer does not result from, or occur in connection with, a Change in Control as defined in Subparagraph (i)(A) or (i)(c) of Paragraph 4 of Exhibit A hereof. Any Transfer under SECTION 10.2(A) shall not relieve Chelsea of its obligations under this Agreement.

               (b) TRANSFERS BY SIMON. Without the consent of Chelsea, Simon may from time to time Transfer its Percentage Interest, in whole or in part (i) to a Simon Affiliate, or (ii) from a Simon Affiliate to another Simon Affiliate so long as such transfer does not result from, or occur in connection with, a `Change in Control as defined in Subparagraph (ii)(A) or (ii)(C)of Paragraph (l) of Exhibit A hereof. Any Transfer under SECTION 10.2(B) shall not relieve Simon of its obligations under this Agreement.

               (c) AGREEMENTS WITH TRANSFEREES.

                    (i) If pursuant to the provisions of this SECTION 10.2, any
               Member (the "Transferor") shall purport to make a Transfer of any part of its Percentage Interest to any Person ("Transferee"), no such Transfer shall entitle the Transferee to any benefits or rights hereunder until:

                         (1) the Transferee agrees in writing to assume and be
                    bound by all the obligations of the Transferor and be subject to all the restrictions to which the Transferor is subject under the terms of this Agreement and any agreements with respect to the Project to which the Transferor is then subject or is then required to be a party; and

                         (2) the Transferor and Transferee enter into a written
                    agreement with the other Member and the Company which provides (x) that the Transferor is irrevocably designated the proxy of the Transferee to exercise all voting and other approval rights appurtenant to the Percentage Interest acquired by the Transferee, (y) that the Transferor shall remain liable for all obligations arising under this Agreement prior to or after such Transfer in respect of the Percentage Interest so transferred, and (z) that the Transferee shall indemnify the Members from and against all claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees and court costs) which may arise as a result of any breach by the Transferee of its obligations hereunder.

                    (ii) No Transferee of any Percentage Interest shall make any further disposition except in accordance with the terms and conditions hereof.

                    (iii)All costs and expenses incurred by the Company, or the non-transferring Member, in connection with any Transfer of a Percentage Interest, including any filing or recording costs and the fees and disbursements of counsel, shall be paid by the Transferor.

Section 10.3    FIRST RIGHT OF REFUSAL PROCEDURE.

               (a) FIRST REFUSAL NOTICE. Except as provided in SECTIONS 10.2(A) and 10.2(B), if, subsequent to the date which is 6 (six) full calendar years after the Project Completion Date, either Simon or Chelsea desires to sell all of its and its Affiliates' Percentage Interest in the Company it shall give written notice (the "First Refusal Notice") of such intention to the other Member (the Member issuing the First Refusal Notice is hereinafter called the "Offeror" and the Member receiving the First Refusal Notice is hereinafter called the "Offeree"). The First Refusal Notice must set forth (i) the price (the "Refusal Price") and terms upon which the Offeror has received a bona-fide, third party, arms-length offer to purchase such Percentage Interest (the Percentage Interest in the Company subject to the First Refusal Notice is hereinafter called the "Subject Interest") subject to all liabilities of the Company as of that date, (ii) a copy of such third-party offer, and (iii) the name and address of the proposed purchaser, provided, that the Offeror shall deal with only one such purchaser at a time. The Refusal Price set forth therein must be payable with cash consideration only, although, at the Offeror's election, payment of portions of such cash consideration may be deferred and paid, with interest, in one or more installments after closing. Moreover, in furtherance of SECTION 10.3(E) below, so as to avoid a termination of the Company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code the First Refusal Notice must propose a structure for the sale of the Subject Interest so that the sale when combined with previous sales will not cause there to be a sale or exchange of more than a forty-nine percent (49%) interest in the Net Profits or capital of the Company in any 12-month period, or, alternatively to fairly compensate the Offeree for the cost (including loss of benefits and/or increased taxes) of any such tax termination. Any First Refusal Notice providing for non-cash consideration, in whole or in part, (except as permitted in this SECTION 10.3(A)) or a sale that would cause a combined sale or exchange of more than a forty-nine percent (49%) interest in any 12-month period (except as permitted in this SECTION 10.3(A)) shall not be effective to institute the First Refusal procedures. If the First Refusal Notice provides that payment of a portion of the Refusal Price is to be deferred, then the required collateral for such deferred payment shall be described in the First Refusal Notice and shall be the Subject Interest to be purchased and/or a certificate of deposit, irrevocable stand-by letter of credit, or other type of collateral which is generally available, liquid, and not unique. Such First Refusal Notice shall constitute an offer by the Offeror to sell to the Offeree the Subject Interest specified in the First Refusal Notice for such price and terms, exclusive of any brokerage or similar commission provided for therein. Notwithstanding anything to the contrary set forth herein, neither Member may sell its Percentage Interest in the Company pursuant to the provisions of this Section unless any Affiliate which is a Partner in the Partnership also sells its interest in the Partnership pursuant to the First Right of Refusal Procedure set forth in the Partnership Agreement, and any attempt to do so shall be null and void. Neither Chelsea nor Simon may give a First Refusal Notice during the Construction Period nor until six (6) years after the Project Completion Date.

             (b) ELECTION BY OFFEREE.

                    (i) For a period of thirty (30) days following the date of receipt by the Offeree of the First Refusal Notice (the "First Refusal Period"), the Offeree shall have the option to purchase all, but not less than all, of the Subject Interest specified in the First Refusal Notice for the price and on the terms stated in the First Refusal Notice. In the alternative the Offeree shall also have the option to sell its entire Percentage Interest in the Company to the Purchaser as set forth in subparagraph (d) hereof. If the Offeree elects to purchase the Subject Interest it must so notify the Offeror in writing (the "First Refusal Exercise Notice") within said 30-day period, which notice must be accompanied by a First Refusal Deposit (defined below). If the Offeree fails to send a First Refusal Exercise Notice or to deliver a First Refusal Deposit within said 30-day period it shall be deemed to have elected not to purchase. "First Refusal Deposit" shall mean an amount equal to 5% of the price set forth in the First Refusal Notice.

              (c)  CLOSING.

                    (i) If the Offeree elects to so purchase the Subject
               Interest, the transfer of the Subject Interest specified in the First Refusal Notice from the Offeror to the Offeree shall be closed and consummated in the principal office of the Company at 11:00 a.m., local time, on the sixtieth (60th) day following the date of the First Refusal Exercise Notice (or if such date is not a business day, the business day next following such day), or on such earlier day as may be selected by the Offeree. At the closing, the Offeree shall deliver to the Offeror (i) such portion of the Refusal Price which is payable at closing in accordance with the terms of the First Refusal Notice in cash (U.S. dollars) by wire transfer representing immediately available Federal Reserve System funds and (ii) the promissory note and the applicable security instruments, if any, required by the First Refusal Notice. Simultaneously with the receipt of such payment, the Offeror shall deliver the Subject Interest to the Offeree free and clear of all liens, security interests and competing claims (other than security interests granted in favor of the Offeree to secure any Contribution Loans made by the Offeree on behalf of the Offeror and not fully credited as hereinafter provided) and shall deliver to the Offeree such instruments of transfer and such evidence of due authorization, execution and delivery and of the absence of any such liens, security interests or competing claims as the Offeree shall reasonably request. The Refusal Price paid at closing shall be reduced by the amount of any outstanding Contribution Loans made by the Offeree to the Offeror, together with all accrued interest thereon and the costs (including loss of benefits and/or increased taxes), if any, associated with any termination under
               Section 708(b) (1) (B) of the Code caused by the transfer.

                    (ii) If, by virtue of the election of the Offeree to
               purchase any Subject Interest in accordance with the provisions of this SECTION 10.3, the holder of any loan to the Company under which the Offeror has personal liability has the right to, and notifies the Company of its intent to accelerate the loan, it shall be a condition to the closing that the Offeree repay such loan (plus any deferred and accrued and unpaid interest thereon and any required prepayment premium and/or yield maintenance fees), or have the Offeror released from personal liability for payment of the loan by a written instrument reasonably satisfactory to the Offeror, at the closing of the sale of such Subject Interest.

              (d)  SALE OF PROJECT TO THIRD PARTY

                    (i) During the First Refusal Period, the Offeree shall also have the option to sell its entire Percentage Interest in the Company to the Purchaser. If the Offeree elects to sell its Percentage Interest to the Purchaser, it must notify the Offeror in writing (the "Sale Notice") within the First Refusal Period. If Offeree fails to send a Sale Notice within said time 30-day period, it shall be deemed to have elected not to sell its Percentage Interest. In order for the Offeree to elect to sell its Percentage Interest in the Company, any Affiliates of the Offeree which are Partners in the Partnership must also elect to sell all interest which they hold in the Partnership.

                    (ii) If the Offeree elects to sell its Percentage Interest, the Offeror shall proceed to consummate a sale of both the Subject Interest and the Offeree's Percentage Interest to the Purchaser at a purchase price equal to the product of (i) the Refusal Price and (ii) the quotient resulting from the division of (x) one (1) by (y) the percentage interest in the Company represented by the Subject Interest, subject to all liabilities of the Company as of the date of the First Refusal Notice. For example, if the Refusal Price for the Offeror's Percentage Interest is $1,000,000 and Offeror's Percentage Interest equals 50%, then the interest held by the Company in the Partnership may be sold at a purchase price equal to $2,000,000 ($1,000,000 times 1.00/.50). The purchase price shall be payable as set forth in
               Section 10.3 (a); provided however, that if a portion of the purchase price is to be deferred, then the required collateral for such deferred payment shall be a mortgage on the Project and/or a certificate of deposit, irrevocable stand-by letter of credit or other type of collateral which is generally available, liquid and not unique and no more than 50% of the purchase price may be deferred. The form of the contract of sale shall be subject to the reasonable approval of the Offeree, and the contract shall be executed, and close, within the time frames, identified in Subparagraph (e)(i) of this section. If the holder of any loan to the Company under which a Member or Members or their Affiliates have personal liability has the right to and notifies the Company of its intent to accelerate the loan, it shall be a condition to the closing that the Purchaser repay such loan and obtain releases of any guarantees made in connection therewith. Costs incurred in connection with the drafting and negotiation of the contract of sale (excluding, however, costs incurred by the Offeree in commenting on same) and any conveyance, transfer or similar taxes payable in connection with the closing shall be expenses of the Company. The interests of any Affiliates of Offeror and Offeree which are Partners in the Partnership shall be sold at the purchase price and under the terms and conditions set forth in the First Right of Refusal Procedure in the Partnership Agreement.

              (e)  SALE OF SUBJECT INTEREST TO THIRD PARTY.

                    (i) If the Offeree fails to exercise its right to purchase the Subject Interest, or if the Offeree exercises its right to purchase but through no fault of the Offeror subsequently fails to purchase the Subject Interest within the time specified, or the Offeree fails to offer to sell its entire Percentage Interest to the Purchaser, or any Affiliates of Offeree which are Partners in the Partnership fail to offer to sell the interest held by such Affiliates, then the Offeror shall have the right, for four
               (4) months after the expiration of the First Refusal Period, to obtain a bona fide, binding contract for the sale of such Subject Interest to the third party which is identified as the prospective purchaser in the First Refusal Notice, so long as such third party is not an Affiliate of the Offeror (a "Purchaser") for a price and on terms and conditions consistent with SECTION 10.3(A) which are no less favorable to the Offeror than those stated in the First Refusal Notice, except that any such contract must provide for a closing of the purchase and sale of such Subject Interest within sixty (60) days after the date of such contract; PROVIDED, that if the Offeree fails to purchase the Offeror's Subject Interest in breach of a commitment by the Offeree to do so the Offeror shall have, as its sole remedy, the right to retain the First Refusal Deposit as liquidated damages and not as a penalty, and in addition thereto the above four-month limitation on the Offeror's rights to obtain a binding contract with a third party shall be extended to six (6) months.

                    (ii) In the event the Offeror proposes to consummate a sale of the Subject Interest to the Purchaser identified pursuant to
               SECTION 10.3(A) hereof within the time specified and in a manner otherwise consistent with the requirements of SECTIONS 10.3(D)(I) above, the Purchaser shall not be entitled to any benefits or rights under this Agreement unless and until:

                         (1) The Offeree shall reasonably approve the form and
                    content of the instruments of transfer;

                         (2) The Purchaser in writing accepts and adopts all of
                    the terms and conditions of this Agreement, as the same may have been amended, including, without limitation, the restrictions on transfer set forth in SECTION 10.1, and acknowledges that the Offeror's rights under this SECTION
                    10.3 are transferable, but shall not be available for a period of two (2) years, to such Purchaser;

                         (3) The Offeror or the Purchaser, as the case may be,
                    pays all debts of the Offeror then due and payable to the Company or to the Offeree (including interest accrued thereon) and all capital contributions then due and payable by the Offeror to the Company;

                         (4) The Offeror or the Purchaser pays all reasonable
                    expenses incurred by the Offeree from the date the Offeree last declines to purchase the Subject Interest through the date on which the Subject Interest is transferred to the Purchaser, including, without limitation, legal and accounting fees, and pays all costs incurred by the Company as the result of such transfer, including, without limitation, real or personal property transfer taxes, if any, imposed on the Company by virtue of the transfer and the cost of preparing and filing any and all tax returns which are required to be filed as a result of such sale; and

                         (5) If required by the Offeree, the Purchaser delivers
                    an opinion of counsel to the Company, which counsel and opinion are satisfactory to the Offeree, that an exemption from registration or qualification under the Securities Act of 1933, as amended, and under all applicable statutes, rules or laws of any state which may be applicable thereto is available.

                    (ii) In the event the Offeror is the Operating Member, the
               Non-Operating Member shall have the right to become the Operating Member and the Manager (or to have an Affiliate become the Manager) upon sale of the Subject Interest by giving notice of exercise to the Offeror.


               (f) REINSTATEMENT OF FIRST REFUSAL PROCEDURE. In the event the Offeror fails within the time specified in SECTION 10.3(D) OR SECTION 10.3(E), AS APPLICABLE, to consummate such proposed sale, through no fault of the Offeree, the Offeror shall reimburse the Offeree for its above-described costs and shall, prior to any subsequent proposed sale of the Subject Interest be required to extend to the Offeree, and the Offeree shall have, the rights of First Refusal set forth in this
          SECTION 10.3. Except as otherwise permitted by this Agreement, any sale, assignment or other transfer by either Member of its Percentage Interest or any portion thereof in violation of the restrictions and procedures set forth in this SECTION 10.3 shall be void.

Section 10.4    RESTRAINING ORDER.

          If either Member shall at any time Transfer or attempt to Transfer its Percentage Interest or part thereof in violation of the provisions of this Agreement and any rights hereby granted, then the other Member shall, in addition to all rights and remedies at law and in equity, be entitled to a decree or order restraining and enjoining such Transfer and the offending Member shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or threatened breach of the violation of the provisions concerning Transfer set forth in this Agreement.

Section 10.5    NO TERMINATION.

          Neither Member shall Transfer all or any part of its Percentage Interest to any party other than the other Member, whether or not the Transfer would otherwise be permitted hereunder, if the Transfer would result in a termination of the Company under Section 708(b)(1)(B) of the Code, unless the Transferor reasonably compensates the other Member for the costs (including loss of benefits and/or increased taxes), if any, associated with any resulting tax termination under Section 708(b) (1) (B). Unless so compensated, at the request of the other Member and as a condition of the consummation of any Transfer of all or any part of a Percentage Interest to any party other than the other Member, the Member proposing to Transfer all or any part of its Percentage Interest shall at its cost provide an unqualified opinion of counsel, which must be reasonably satisfactory to the other Member, that the Transfer would not result in such a termination and, in addition to the other Member's rights under
SECTION 10.4, the Member proposing to Transfer all or any part of its Percentage Interest to any party other than the other Member shall indemnify and hold harmless the other Member from and against any and all loss, cost, liability or expense (including, but not limited to, reasonable attorneys' fees and court costs) which such other Member may suffer if the Transfer would, either by itself or together with any other prior Transfer of a Percentage Interest in the Company of which the transferring Member has knowledge at the time of the Transfer, cause such a termination.

Section 10.6    BUY-SELL.

               (a) At any time during the Operating Period, in the event that a good faith dispute shall exist between the Members regarding one of the Major Decisions identified in Section 8.6(b), 8.6(d) or 8.6(m) and the Members are unable to agree upon the action to be taken by the Company (hereinafter, a "Deadlock"), and at any time following the date which is six (6) full calendar years after the Project Completion Date, whether or not a Deadlock shall exist between the Members, either Member (the "Offeror"), provided such Member is not then a Defaulting Member, may by giving the other Member (the "Offeree") written notice (the "Sale Notice") implement the sale procedures which are set forth in this SECTION 10.6. However prior to implementing the sale procedures the Member wishing to cause such buy-sell shall first be obligated to notify the other Member of its desire to sell its interest and the Members shall thereafter commence good faith discussions to determine whether or not they mutually agree upon the terms and conditions for the sale of one Member's interest in the Company to the other Member. If the Members are unable to agree, then upon the earlier to occur of thirty (30) days after commencement of discussions or on the date either party notifies the other that it doesn't want to continue discussions the Offeror may deliver the Sale Notice which shall state the cash price (determined or to be determined as set forth in subparagraph (d) below) at which the Offeror would be willing to sell its entire interest in the Company to the Offeree or to purchase the Offeree's entire interest in the Company.

               (b) No Member may make a Sale Notice described in SECTION 10.6(A) during the Construction Period or, except as previously specified in
          Section 10.6(a) or hereafter specified in Section 10.6(c) for six (6) years after the Project Completion Date.

               (c) If there is a merger, consolidation, or other business reorganization of Chelsea or Chelsea, Inc., or Simon, Simon, Inc., SD Inc. or SPG, as a result of which a Change in Control occurs (as defined in Exhibit A) then the non-merging, non-consolidating, or non-reorganizing Partner may, at its option implement the Buy-Sell procedures set forth in this Section 10.6 regardless of the period of time that has elapsed subsequent to the Project Completion Date.

               (d) If any Member shall choose to deliver a Sale Notice, upon receipt of the Sale Notice given and delivered pursuant to SECTION 10.6(A), the Offeree shall be obligated to elect, in accordance with the provisions of this SECTION 10.6, either to purchase the Offeror's entire interest in the Company or to sell its entire interest in the Company to the Offeror for cash at the closing described in SECTION 10.7.

               (e) The purchase price (the "PURCHASE PRICE") for any purchase and sale of the interest in the Company of a Member under this SECTION
          10.6 shall be equal to the cash amount set forth in the Sale Notice (less the outstanding principal balance of the mortgage, transfer taxes, recording fees, and prepayment premiums or other amounts payable to the lender, which amount shall be adjusted for the respective Percentage Interests of the Members).

               (f) The Offeree shall give written notice of its election to the Offeror within 30 days after receipt of the Offer. Failure of the Offeree to give notice that such Offeree has elected to purchase the Offeror's entire interest in the Company shall be conclusively deemed to be an election of the Offeree to sell to the Offeror its entire interest in the Company.

               (g) If the holder of any loan to the Company under which the selling Member or its Affiliates has personal liability, has the right to, and notifies the Company of its intent to accelerate such loan, it shall be a condition to the closing that the purchasing Member repay such loan (plus any deferred and accrued and unpaid interest thereon and any prepayment premium and/or yield maintenance fees) at the closing, or to have the selling Member and any Affiliates released from liability for payment of the loan and any guaranties given in connection therewith by a written instrument reasonably satisfactory to the selling Member, and the failure to do so will cause such Member to be a Defaulting Member. The purchasing Member agrees to indemnify the selling Member and its Affiliates and hold each of them harmless from and against any damage, loss or liability to any of them as a result of the indemnifying party's failure to repay such loan at the closing in accordance with the provisions hereof. In addition, the selling Member may, in its sole and absolute discretion, and without prejudice to any other legal or equitable remedies it may have, refuse to proceed with the closing unless simultaneously therewith any such loan is so repaid.

               (h) The Offeree's election pursuant to subparagraph (f) shall create a binding contract for the purchase by Offeree of Offeror's Entire Interest or sale, as the case may be, of the Offeree's Entire Interest in the Company on the terms set forth in this SECTION 10.6. If the Offeree shall thereafter be in breach of its obligation to close the purchase or sale in accordance with such election, such Member shall be a Defaulting Member and in addition to all other rights and remedies herein provided, the Offeror shall have all remedies at law or in equity. In the event the Offeror shall be in breach of its obligation to close the purchase or sale herein provided, then such Member shall be a Defaulting Member, and in addition to all other rights and remedies herein provided, the Offeree shall have all remedies available in law or at equity.

               (i) Notwithstanding the foregoing, the rights granted pursuant to this Section may not be exercised unless any Affliate of the Offeror which holds an interest as a Partner in the Partnership also offers the entire interest held by it in the Partnership in accordance with the Buy-Sell provisions set forth in the Partnership Agreement.

Section 10.7 CLOSING OF PURCHASE OF A MEMBER'S INTEREST.

               (a) The closing of any sale of a Member's interest pursuant to
          SECTION 10.6 shall be held at the office where the principal place of business of the Company is located on the 120th day after the election by the Offeree (unless the Members agree to a different mutually acceptable date), unless such 120th day is not a business day, in which event the closing shall take place on the first business day following such 120th day. Within 30 days prior to such closing, there shall be a preliminary closing at which the Members shall act diligently and in good faith to agree upon the form and substance of all documents necessary to effectuate the closing.

               (b) At the closing, an assignment and, if requested by the purchasing Member, a bill of sale (both with covenants against grantor's acts) from the selling Member to the purchasing Member of the selling Member's interest therein, together with such other instruments and documents as may be reasonably necessary or desirable to effectuate the sale and transfer to the purchasing Member, shall be deposited in escrow under an escrow agreement and with an escrow agent approved by the Members, which approval shall not be unreasonably withheld. If there is any dispute between the Members, any title company which issued a fee title policy to the Company or acted as co-insurer or reinsurer may be designated by any Member as the escrow agent. The instruments and documents to be deposited in escrow at the closing shall be legally sufficient to convey all of the selling Member's interest in the Company to the purchasing Member, free and clear of all mortgages, deeds of trust, liens and encumbrances. The purchase price shall be paid to the selling Member by federal wire transfer of immediately available funds to an account designated by the selling Member.

               (c) In the event there are any conveyance, transfer or similar taxes payable as an incident to the conveyances at the preliminary closing or the closing, such taxes shall be expenses of the Company. In the event that any title insurance company insuring the title of the Company to the Project shall refuse to endorse its policy of title insurance to reinsure the Company's title to the Project effective immediately after the transfer to the purchasing Member without exception other than as set forth in the original policy of title insurance (other than exceptions for real estate taxes, rights of tenants in possession, as tenants only, any surviving deeds of trust, mortgages, liens or charges against the Project, any easements created by the Company and Approved by the Members, and any other matter Approved by the Members at any time or from time to time), then the assignment from the Offeror to the purchasing Member shall contain general warranties of its title to its interest in the Company and the Project.

Section 10.8  ASSUMPTION OF LIABILITIES.

               (a) At any closing held pursuant to SECTION 10.7, the purchasing Member shall, by a legally enforceable agreement, assume the payment of all obligations of the Company accruing after closing, including, without limitation, any indebtedness under any lien on the Project identified in the Offer to the extent that the Members have personal liability therefor, and shall further secure the release of the selling Member's guaranties, if any.

               (b) If, at the time of the purchase of the selling Member's interest, the Project is subject to any mortgage, deed of trust, lien or charge, other than those which were in existence at the time of the Sale Notice and used to calculate the Purchase Price, the purchasing Member shall discharge, assume, or take subject to such mortgage, deed of trust, lien or charge and reduce the amount of the Purchase Price otherwise payable pursuant to SECTION 10.6(D) by the selling Member's pro rata share of the amount of money as would be required to discharge such mortgage, deed of trust, lien or charge (including, without limitation, any and all prepayment premiums or penalties). In addition, if such an encumbrance shall have been placed by the selling Member in contravention of the terms and provisions of this Agreement, then the purchasing Member shall also have all of the rights provided in SECTION 10.6 with respect to a default by the selling Member, and the purchasing Member shall not be required to close the purchase and sale of the interest of the selling Member in the Company.

               (c) Unless the Sale Notice provides otherwise, if the Project is damaged by fire or other casualty, or if any party possessing the right of eminent domain or such similar right shall give notice of an intention to take or acquire a part of the Project, and such damage occurs, or such notice is given between the date of the Sale Notice and the closing, the following shall apply:

                    (i) If the Project is damaged by an insured casualty (or an uninsured casualty not resulting in significant damage, which for the purposes of this subsection only shall mean damage the cost to repair of which would not exceed $1,000,000), or if the taking or acquisition shall not involve a substantial portion of the Project resulting in an other than substantial reduction in income, then the Offeree shall be required to complete the transaction and accept an assignment of the insurance or condemnation proceeds, in which case the Purchase Price shall be reduced by a portion of the uninsured casualty, if any, equal to the amount of the uninsured casualty multiplied by the selling Member's Adjusted Percentage Interest, and shall be further reduced by the sum of all deductible amounts specified under the policies of insurance multiplied by the selling Member's Adjusted Percentage Interest.

                    (ii) If the Project is damaged by an uninsured casualty
               resulting in significant damage, or if the taking or acquisition shall or may result in a substantial reduction in the income producing capacity of the Project, then the purchasing Member shall have the option to either (1) accept the Selling Member's interest in the Project in an "as is" condition together with any insurance proceeds, settlements and awards (in which case the Purchase Price shall be reduced by the sum of all deductible amounts specified under policies of insurance multiplied by the selling Member's Adjusted Percentage Interest), or (2) cancel the purchase.

           In the event that the purchase is canceled by the purchasing Member in accordance with this SECTION 10.8(C), the terms of this Agreement shall remain in effect and continue to be binding on the parties.


                                   ARTICLE 11.
                                   DISSOLUTION

Section 11.1 DISSOLUTION AND TERMINATION; CONTINUATION OF BUSINESS.

               (a) CAUSES OF DISSOLUTION AND TERMINATION. Except as set forth in this ARTICLE 11 and ARTICLE 10, neither Member shall have the right and each Member hereby agrees not to withdraw from the Company, nor to dissolve, terminate or liquidate, or to petition a court for the dissolution, termination or liquidation of the Company, except as provided in this Agreement, and neither Member at any time shall have the right to petition or to take any action to subject the Company's assets or any part thereof, including the Project, or any part thereof, to the authority of any court of bankruptcy, insolvency, receivership or similar proceeding. The Company shall be dissolved and terminated only upon the earlier occurrence of any of the following dates or events:

                    (i) December 31, 2050 or such later date as Approved by the
               Members;

                    (ii) a dissolution of the Company is Approved by the
               Members;

                    (iii)one or both of the Members elect to dissolve the
               Company pursuant to any provision of this Agreement permitting such election to be made;

                    (iv) the sale or other disposition (exclusive of an exchange for other real property or the granting of a lien or security interest in the Project) by the Company of all or substantially all of the Project and other assets of the Company;

                    (v) the "Bankruptcy" (as hereinafter defined), dissolution or liquidation of a Member;

                    (vi) the occurrence of any event that, under the Delaware
               LLC Act, would cause the dissolution of the Company or that would make it unlawful for the business of the Company to be continued; or

               For the purposes of this Agreement, the term "Bankruptcy" shall mean, and the Member shall be deemed "Bankrupt" upon, (i) the entry of a decree or order for relief of the Member by a court of competent jurisdiction in any involuntary case involving the Member under any bankruptcy, insolvency, or other similar law now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar agent for the Member or for any substantial part of the Member's assets or property;
          (iii) the ordering of the winding up or liquidation of the Member's affairs; (iv) the filing with respect to the Member of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of 90 days or which is dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law);
          (v) the commencement by the Member of a voluntary case under any bankruptcy, insolvency, or other similar law now or hereafter in effect; (vi) the consent by the Member to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar agent for the Member or for any substantial part of the Member's assets or property; (vii) the making by the Member of any general assignment for the benefit of creditors; or (viii) the failure by the Member generally to pay its debts as such debts become due.

               (b) RIGHT TO CONTINUE BUSINESS OF THE COMPANY. Upon an event described in SECTIONS 11.1(A)(I), 11.1(A)(V) or 11.1(A)(VI) (but not an event described in SECTION 11.1(A)(VI) that makes it unlawful for the business of the Company to be continued), the Company thereafter shall be dissolved and liquidated unless, within 90 days after the event described in any of such Sections, an election to continue the business of the Company shall be made in writing by the remaining Members holding fifty percent (50%) or more of the Percentage Interests. If such an election to continue the Company is made, then the Company shall continue until another event causing dissolution in accordance with this ARTICLE 11 shall occur.

Section 11.2    PROCEDURE IN DISSOLUTION AND LIQUIDATION.

               (a) WINDING UP. Upon dissolution of the Company pursuant to
          SECTION 11.1 hereof, the Company shall immediately commence to wind up its affairs and the Members shall proceed with reasonable promptness to liquidate the business of the Company and (at least to the extent necessary to pay any debts and liabilities of the Company) to convert the Company's assets into cash. A reasonable time shall be allowed for the orderly liquidation of the business and assets of the Company in order to reduce any risk of loss that might otherwise be attendant upon such a liquidation.

               (b) MANAGEMENT RIGHTS DURING WINDING UP. During the period of the winding up of the affairs of the Company, the Operating Member shall manage the Company and shall make with due diligence and in good faith all decisions relating to the conduct of any business or operations during the winding up period and to the sale or other disposition of Company assets; provided, however, that if the termination of the Company results from an Event of Default of a Member, the defaulting Membershall have no further right to participate in the management or affairs of the Company and the non-defaulting Member shall manage the Company during the period of winding up. Each Member hereby waives any claims it may have against the other that may arise out of the management of the Company by the other, pursuant to this SECTION 11.2(B), so long as such other Member and its representatives act in good faith.

               (c) WORK IN PROGRESS. If the Company is dissolved for any reason while there is development or construction work in progress, winding up of the affairs and termination of the business of the Company may include completion of the work in progress to the extent the Members or non-defaulting Member, as the case may be, may determine same to be necessary to permit a sale or other disposition of the Project which is most beneficial to the Members.

               (d) DISTRIBUTIONS IN LIQUIDATION. The assets of Company shall be applied or distributed in liquidation in the following manner and in the following order of priority:

                    (i) In payment of debts and obligations of the Company owed to third parties, which shall include either Member as the holder of any secured loan, and to the expenses of liquidation in the order of priority as provided by law; then

                    (ii) To the setting up of any reserves for a period of up to twelve (12) months which the Members or the non-defaulting Member, as the case may be, may deem necessary for any contingent or unforeseen liabilities or obligations of the Company; then

                    (iii)In payment of any debts or obligations of the Company to either Member, and then

                    (iv) To the Members pro rata in proportion to the positive balances in their respective Capital Accounts until said Capital Accounts have been reduced to zero.

               Losses attributable to the expenditure of funds held under the reserve in SECTION 11.2(D)(II) shall be allocated to each Member to the extent such expenditure will reduce the amount of cash eventually distributed to each Member.

               Notwithstanding the foregoing, if there are any outstanding Contribution Loans at the time of any distribution pursuant to this
          SECTION 11.2(D), the Member to whom such Contribution Loans are owed shall be entitled to payment of the Contribution Loans on a priority basis out of the distributions to which the Member for whose benefit the Contribution Loans were made is entitled, to be applied to the Contribution Loans in order of priority based on the chronological order in which they were made, the earliest to be paid first in full, and to each Contribution Loan in payment first of interest and then of principal.

               (e) NON-CASH ASSETS. Every reasonable effort shall be made to dispose of the assets of the Company so that the distribution may be made to the Members in cash. If at the time of the termination of the Company, the Company owns any assets in the form of work in progress, notes, deeds to secure debt or other non-cash assets, such assets, if any, shall be distributed in kind to the Members, in lieu of cash, proportionately to their right to receive the assets of the Company on an equitable basis reflecting the Fair Market Value of the assets so distributed. In the alternative, the Members may cause the Company to distribute some or all of its non-cash assets to the Members as tenants-in-common subject to such terms, covenants and conditions as the Members may adopt.

Section 11.3    DISPOSITION OF DOCUMENTS AND RECORDS.

          All Documents of the Company shall be retained upon termination of the Company for a period of not less than seven (7) years by a party mutually acceptable to the Members. The costs and expenses of personnel and storage costs associated therewith shall be shared by the Members equally. The Documents shall be available during normal business hours to all Members for inspection and copying at such Member's cost and expense. If either Member for any reason ceases as provided herein to be a Member at any time prior to termination of the Company ("Non-Surviving Member"), and the Company is continued without the Non-Surviving Member, the other Member ("Surviving Member") agrees that the Documents of the Company up to the date of the termination of the Non-Surviving Member's interest shall be maintained by the Surviving Member, its successors and assigns, for a period of not less than seven (7) years thereafter; provided, however, that if there is an Internal Revenue Service examination or audit, or notice thereof, which requires access to the Documents, the Documents shall be retained until the examination or audit is completed and any tax liability finally determined, and provided further, the Non-Surviving Member shall reimburse the Surviving Member for one-half of personnel and storage costs associated herewith. The Documents shall be available for inspection, examination and copying by the Non-Surviving Member or its representatives upon reasonable notice in the same manner as herein provided during said seven (7) year period.

Section 11.4    DATE OF TERMINATION.

          The Company shall be terminated when its cash and other assets have been applied and distributed in accordance with the provisions of SECTION 11.2(D). The establishment of any reserves in accordance with the provisions of
SECTION 11.2(D) shall not have the effect of extending the Termination Date of the Company, but any unexpended reserve amount shall be distributed in the order and priority provided in such Section upon expiration of the period of such reserves.

                                   ARTICLE 12.
                               GENERAL PROVISIONS

Section 12.1    Voluntary Dispute Resolution.

     (a) All disputes and controversies relating to the interpretation, construction, performance or breach of this Agreement, the Development Agreement or the Management Agreement may be resolved by submission to binding arbitration at the offices of JAMS/ENDISPUTE located in Delaware ("JAMS"); provided that both members agree to subject themselves to such dispute resolution procedure. If agreement is reached between the Members that they will subject themselves to an arbitration proceeding, either party can initiate arbitration by sending written notice of an intention to arbitrate by registered or certified mail to the other party hereto and to JAMS. The notice must contain a description of the dispute and the remedy sought. If and when a demand for arbitration is made by either party, the parties agree to abide by the then-current rules and procedures established by JAMS for discovery, the conduct of the arbitration hearing, and appeal of the arbitration award. The parties may agree on a retired judge from the JAMS panel. If they are unable to agree, JAMS will provide a list of three available judges and each party may strike one. The remaining judge will serve as the arbitrator at the settlement conference.

     (b) The arbitration shall be governed by Delaware law, shall be submitted to arbitration in Delaware and judgment upon the award rendered by the arbitrator may be entered in any federal or state court having jurisdiction thereof. The parties agree that arbitration must be initiated within nine (9) months after the claimed breach occurred and that the failure to initiate arbitration within said period constitutes an absolute bar to the institution of any new proceeding.

     (c) The prevailing party in any arbitration proceeding shall be entitled to reasonable attorneys' fees and costs as determined by the arbitrator as part of its decision in the arbitration.

Section 12.2    NOTICES.

          Any notice, consent, approval, or other communication which is provided for or required by this Agreement must be in writing and may be delivered in person to any party or may be sent by a facsimile transmission, telegram, courier or registered or certified U.S. mail, with postage prepaid, return receipt requested. Any such notice or other written communications shall be deemed received by the party to whom it is sent (i) in the case of personal delivery, on the date of delivery to the party to whom such notice is addressed as evidenced by a written receipt signed on behalf of such party, (ii) in the case of facsimile transmission or telegram, the next business day after the date of transmission, (iii) in the case of courier delivery, the date receipt is acknowledged by the party to whom such notice is addressed as evidenced by a written receipt signed on behalf of such party, and (iv) in the case of registered or certified mail, the earlier of the date receipt is acknowledged on the return receipt for such notice or five (5) business days after the date of posting by the United States Post Office. For purposes of notices, the addresses of the parties hereto shall be as follows, which addresses may be changed at any time by written notice given in accordance with this provision:

      If to Simon:

           Simon Property Group, L.P.
           c/o Simon Property Group, Inc.
           National City Center
           115 West Washington Street
           Indianapolis, Indiana  46204
           Attention:  Chief Executive Officer
           Facsimile No.:  (317) 263-7177

      With a copy to:

           Simon Property  Group, L.P.
           c/o Simon Property Group, Inc.
           National City Center
           115 West Washington Street
           Indianapolis, Indiana  46204
           Attention:  General Counsel
           Facsimile No.:  (317) 685-7221

      If to Chelsea:

           Chelsea GCA Realty Partnership, L.P.
           103 Eisenhower Parkway
           Roseland, New Jersey  07068
           Attention:  Chief Executive Officer
           Facsimile No.:  (201) 228-1694

      With a copy to:

           Chelsea GCA Realty Partnership, L.P.
           103 Eisenhower Parkway
           Roseland, New Jersey  07068
           Attention:  General Counsel
           Facsimile No.:  (201) 228-3891

          Failure of, or delay in delivery of any copy of a notice or other written communication shall not impair the effectiveness of such notice or written communication given to any party to this Agreement as specified herein.

Section 12.3    ENTIRE AGREEMENT.

          This Agreement (including all Exhibits referred to herein and attached hereto, which Exhibits are part of this Agreement for all purposes) contains the entire understanding between the Members with respect to the Project and supersedes any prior understanding and agreements between them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between the Members relating to the subject of this Agreement which are not fully expressed herein.

Section 12.4    SEVERABILITY.

          This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable Laws of the State of Delaware. If any provision of this Agreement, or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law; provided, however, that the above-described invalidity or unenforceability does not diminish in any material respect the ability of the Members to achieve the purposes for which this Company was formed.

Section 12.5    SUCCESSORS AND ASSIGNS.

          Subject to the restrictions on Transfer set forth in ARTICLE 10, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

Section 12.6    COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

Section 12.7    ADDITIONAL DOCUMENTS AND ACTS.

          In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and all such transactions.

Section 12.8    INTERPRETATION.

          This Agreement and the rights and obligations of the respective parties hereunder shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware.

Section 12.9    TERMS.

          Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the person or persons, firm or corporation may in the context require. Any reference to the Code or Laws shall include all amendments, modifications, or replacements of the specific sections and provisions concerned.

Section 12.10   AMENDMENT.

          This Agreement, the Development Agreement and the Management Agreement may not be amended, altered or modified except by instrument in writing and signed by the Members.

Section 12.11 REFERENCES TO THIS AGREEMENT.

          Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Agreement and all amendments thereof and Exhibits thereto unless the context shall clearly indicate or require otherwise.

Section 12.12   HEADINGS.

          All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

Section 12.13   NO THIRD PARTY BENEFICIARY.

          This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other Person whatsoever shall have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

Section12.14    NO WAIVER.

          No consent or waiver, either expressed or implied, by any Member to or of any breach or default by any other Member in the performance by such other Member of the obligations thereof under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligations of such other Member under this Agreement. Failure on the part of any Member to complain of any act or failure to act of any other Member, failure on the part of any complaining Member to continue to complain or to pursue complaints with respect to any act or failure to act of any other Member, or failure on the part of any Member to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of the rights and remedies thereof under this Agreement or otherwise at law or in equity.

Section12.15    TIME OF ESSENCE.

          Time is of the essence of this Agreement.

Section 12.16        ATTORNEY'S FEES.

          The prevailing party in any litigation initiated to interpret and/or enforce the provisions of this Agreement shall be entitled to reasonable attorney's fees and costs.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized corporate officers, each on the day and year first above written.

      Simon:                   SIMON PROPERTY GROUP, L.P., a
                               Delaware limited partnership

                               By:  SIMON PROPERTY GROUP, INC., a
                                    Delaware corporation, General Partner

                                    By:________________________
                                    Its:_______________________


      Chelsea:                 CHELSEA GCA REALTY PARTNERSHIP,
                               L.P., a Delaware limited partnership

                               By:  CHELSEA GCA REALTY, INC., a
                                    Maryland corporation, sole general partner

                                    By:__________________________
                                    Its:_________________________

                                    EXHIBIT A

                                   DEFINITIONS

When used in this Agreement, the following terms will have the meanings set forth below:

(a)      "ACT" shall mean the Delaware Limited Liability Act.

(b)      "ADJUSTED PROJECT COST" shall mean Total Project Cost minus Development
         Fees.

(c) "ADJUSTED PERCENTAGE INTEREST" shall mean the aggregate percentage interest(s) in the Company owned by each Member after the calculation made pursuant to SECTION 5.4(C).

(d) "AFFILIATE(S)" shall mean a Chelsea Affiliate or a Simon Affiliate, or a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term "control", as used in the immediately preceding sentence, means, (i) with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than 50% of the rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person, or (ii) owning a majority of the equity interest in such Person.

(e) "AGREEMENT" shall mean this Limited Liability Company Agreement, as amended from time to time.

(f) "Approval or APPROVED BY THE MEMBERS" or "APPROVAL OF THE MEMBERS" shall mean approval by all of the Members acting through their duly authorized representatives.

(g) "BUDGETS" shall mean the following budgets of the Company from time to time:

         (i) "DEVELOPMENT BUDGET", which shall mean the budget of Total Project Costs estimated to be incurred with respect to the Project including, without limitation, that portion of Total Project Costs included in the Pre-Construction Budget which shall be Approved by the Members by written resolution, subject to revision from time to time by Approval of the Members; and

         (ii) "OPERATING BUDGET", which shall mean the annual budgets of the Company for the Project which shall be Approved by the Members by written resolution, and which shall be comprised of: (A) an estimate of all receipts from and expenditures for the ownership, management, maintenance and operation of the Project and the Company for such Fiscal Year and (B) an estimate of all capital replacements, substitutions and/or additions to the Project, or any component thereof, which are to be accomplished during such Fiscal Year; and

         (iii)"PRE-CONSTRUCTION BUDGET", which shall mean the budget of costs and expenses estimated to be incurred with respect to the Project during the Pre-Construction Period which shall be Approved by the Members by written resolution, subject to revision from time to time by Approval of the Members.

         (iv) "PROSPECTIVE PROJECT BUDGET", which shall mean costs incurred for this Project pursuant to SECTION 5.2(2) of the Limited Liability Company of Simon/Chelsea Development Co., L.L.C. or the maximum amount of costs and expenses estimated to be incurred with respect to the Project during the Prospective Project Period, which shall be Approved by the Members, subject to revision from time to time by Approval of the Members.

(h) "CAPITAL ACCOUNT" shall have the meaning specified in SECTION 1 of the Tax Allocations Exhibit.

(i) "CAPITAL CONTRIBUTION BALANCE" shall mean, as to each Member, the amount of the aggregate capital contributions made by such Member from time to time, reduced by all cash distributions to such Member other than (i) distributions of Cash Flow pursuant to SECTION 6.5 hereof and
         (ii) the repayment of, or any payment of interest on, any Contribution Loans or any loans to the Company made by such Member.

(j)      "CAPITAL PROCEEDS" shall mean the net proceeds from:

         (i) loans to the Company in excess of current or reasonably anticipated Company needs (including reasonable reserves for Company debt obligations and working capital as determined by the Members) or excess funds received from refinancing of any Company indebtedness (x) after the payment of, or provision for the payment of, all costs and expenses incurred by the Company in connection with such refinancing, and (y) after deduction or retention of such sums as are deemed necessary to be retained as a reserve for the conduct of the business of the Company; and

         (ii) any sale, exchange, condemnation or other disposition of the Project, or any portion thereof or any interest therein, any equipment used thereon, or any other capital asset of the Company or from claims on policies of insurance maintained by the Company for damage to or destruction of capital assets of the Company or the loss of title thereto (to the extent that such proceeds exceed the actual or estimated costs of repairing or replacing the assets damaged or destroyed if, pursuant to this Agreement, such assets are repaired or replaced) (x) after the payment of, or provision for the payment of, all costs and expenses incurred by the Company in connection with such sale or other disposition or the receipt of such insurance proceeds, as the case may be, and (y) after deduction or retention of such sums as are deemed necessary to be retained as a reserve for the conduct of the business of the Company.

(k) "CASH FLOW" shall mean for any period the Gross Receipts of the Company for such period less Operating Expenses for such period.

(l) "CHANGE IN CONTROL" shall mean any event or occurrence, the result of which is that: (i) as to Chelsea only, (A) during the Pre-Construction Period and the Construction Period, none of David Bloom, William Bloom, Leslie Chao or Tom Davis is an executive officer of Chelsea or its general partner with the power and authority to conduct the day-to-day activities of, and make binding decisions for, Chelsea, (B) at any time during the term of this Agreement, there occurs a Transfer of the Percentage Interest of Chelsea or the Percentage Interest of any Chelsea Affiliate, other than a Transfer permitted pursuant to SECTION
         10.2 of this Agreement, or (C) at any time during the term of this Agreement, there occurs a merger, consolidation or other business reorganization of Chelsea GCA Realty Partnership, L.P. ("Chelsea") or Chelsea GCA Realty. Inc. ("Chelsea, Inc.") in which (x) Chelsea or Chelsea, Inc. or a Chelsea Affiliate is not the surviving entity or (y) a majority of the directors and officers of the surviving entity have not been nominated and appointed by Chelsea or Chelsea, Inc.; and (ii) as to Simon only, (A) during the Pre-Construction Period and the Construction Period, none of Melvin Simon, Herbert Simon, David Simon or Richard Sokolov is an executive officer of Simon or its general partner with the power and authority to conduct the day-to-day activities of, and make binding decisions for, Simon, (B) at any time during the term of this Agreement, there occurs a Transfer of the Percentage Interest of Simon or any Simon Affiliate, other than a Transfer permitted pursuant to SECTION 10.2 of this Agreement, or (C) at any time during the term of this Agreement, there occurs a merger, consolidation or other business reorganization of the Simon Property Group, L.P. ("Simon") or Simon Property Group, Inc. ("Simon Inc.") and/or SD Property Group ("SD Inc.") and/or SPG Properties, Inc. ("SPG") in which Simon or Simon Inc. or SD Inc. or SPG or a Simon Affiliate is not the surviving entity or (y) a majority of the directors and officers of the surviving entity have not been nominated and appointed by Simon, Simon Inc., SD Inc. or SPG.

(m) "CHELSEA" shall mean Chelsea GCA Realty Partnership, L.P., a Delaware limited partnership whose sole general partner is Chelsea GCA Realty, Inc., a Maryland corporation.

(n) "CHELSEA AFFILIATE" shall mean (i) Chelsea, (ii) Chelsea GCA Realty, Inc., (iii) any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with any of the aforesaid specifically identified Chelsea Affiliates. The term "control", as used in the immediately preceding sentence, means, (i) with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled Person, or
         (ii) having a majority of the equity interest in such Person.

(o) "COMPANY" shall mean the limited liability company formed pursuant to the terms hereof for the limited purposes and scope set forth herein.

(p) "CONSTRUCTION OVERRAGES" shall mean the excess costs and expenses over an Approved Development Budget which the Operating Member has funded pursuant to the provisions of Section 5.4 ( c).

(q) "CONSTRUCTION PERIOD" shall mean the period commencing upon the earliest to occur of (i) the date of closing of a third-party construction loan in accordance with SECTION 5.2(D) or (ii) the actual start of construction of the site work or any portion of the Project's buildings and improvements, or (iii) entry into commitments with third parties for the construction of any portion of the Project's buildings and improvements, and ending on the later to occur of (x) the opening for business with the public of any portion of the Project or (y) the Project Completion Date.

(r)      "CONTRIBUTION LOAN" shall have the meaning specified in SECTION 5.4(D).

(s)      "CONTRIBUTING MEMBER" shall have the meaning specified in SECTION
         5.4(D).

(t) "DEVELOPER" shall, collectively, mean a Member or an Affiliate of Member engaged as Developer of the Project pursuant to the Development Agreement.

(u) "DEVELOPMENT AGREEMENT" shall mean the agreement entered into by and between the Developer and the Company with respect to the management of the development and construction activities of the Project, as Approved by the Members pursuant to SECTION 8.11.

(v)      "DEVELOPMENT BUDGET" shall have the meaning specified in (f) above.

(w)      "DOCUMENTS" shall have the meaning specified in SECTION 7.1.

(x)      "FAIR MARKET VALUE" shall have the meaning specified in SECTION 10.1.

(y) "FINAL PROJECT PROGRAM" shall mean the development of the final project program (which shall include, among other things, the basic terms and conditions for any financing required to complete the development and construction of the Project and evidence reasonably acceptable to the Members, that such financing can be obtained) site plan and schematic building design and final Development Budget and construction schedule, which shall be prepared at least 60 days prior to the commencement of the Construction Period.

(z) "FISCAL YEAR" shall mean the twelve month period ending December 31 of each year; provided that the first Fiscal Year shall be the period beginning on the date the Company is formed and ending on December 31, 1998, and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Company is completed and ending on the date such final liquidation and termination is completed (to the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the first or final Fiscal Year to reflect that such period is less than a full calendar year period).

(aa) "GROSS RECEIPTS" shall mean receipts (other than Capital Proceeds) from the conduct of the business of the Company from all sources.

(bb) "INDEPENDENT ACCOUNTANTS" shall mean Ernst & Young or other nationally recognized accounting firm designated pursuant to this Agreement.

(cc) "INITIAL PERCENTAGE INTEREST" shall mean the aggregate initial percentage interest(s) in the Company owned by each Member as set forth in SECTION 5.

(dd) "LAND" shall mean the approximately 70 acres of land on which the Project is to be constructed, as same may be subsequently increased pursuant to the Approval of both Member.

(ee) "LAWS" shall mean federal, state and local statutes, case law, rules, regulations, ordinances, codes and the like which are in full force and effect from time to time and which affect the Project or the ownership or operation thereof.

(ff)     "MAJOR DECISIONS" shall have the meaning specified in SECTION 8.6.

(gg) "MANAGEMENT AGREEMENT" shall mean the agreement entered into by and between the Manager and the Company with respect to the management, operation, maintenance and servicing of the Project, as Approved by the Members pursuant to SECTION 8.12.

(hh) "MANAGER" shall mean, collectively, a Member or an Affiliate of Member engaged as the Manager of the Project pursuant to the Management Agreement.

(ii) "MEMBER" shall mean Simon, Chelsea or any other Person from time to time owning a Percentage Interest as permitted by this Agreement.

(jj) "MEMBERS" shall mean, collectively, Simon, Chelsea and any other Person from time to time owning a Percentage Interest as permitted by this Agreement.

(kk) "NET PROFIT" or "NET LOSS" shall mean for each Fiscal Year the Company's taxable income or taxable loss for such Fiscal Year, determined in accordance with EXHIBIT B.

(ll) "NON-CONTRIBUTING MEMBER" shall have the meaning specified in SECTION 5.4(D)(I).

(mm) "NON-OPERATING MEMBER" shall mean any Member which is not the Operating Member. The initial Non-Operating Member shall be Simon.

(nn)     "OPERATING BUDGET" shall have the meaning specified in (G)(II) above.

(oo) "OPERATING EXPENSES" shall mean all expenditures of any kind made with respect to the operations of the Company in the normal course of business including, but not limited to, debt service (principal and interest) payable on indebtedness of the Company, ad valorem taxes, insurance premiums, repair and maintenance expense, management fees or salaries, advertising expenses, professional fees, wages, and utility costs, plus such sums as are deemed reasonably necessary as a reserve to be retained for the conduct of the business of the Company, and capital expenditures and investments in other assets. Such expenses shall be determined on a cash basis and shall not include any non-cash items such as depreciation or amortization.

(pp) "OPERATING MEMBER" shall mean the Member designated as such by written resolution of the Members pursuant to SECTION 8.1(A) and SECTION 8.2, subject to the provisions of SECTION 5.4(H) and 8.10 with respect to its removal or withdrawal from such position.

(qq) "OPERATING PERIOD" shall mean the period commencing on the later to occur of (I) the opening for business with the public of any portion of the Project and (ii) the Project Completion Date and ending on the date that the Project is no longer open for business.

(rr) "PARTNERSHIP" shall mean Simon/Chelsea Orlando Development Limited Partnership, a Florida limited partnership.

(ss) "PARTNERSHIP AGREEMENT" shall mean that certain Agreement of Limited Partnership dated as of January 22, 1999 by and among the Company, as general partner, and Simon Property Group, L.P., a Delaware limited partnership, and Chelsea GCA Realty Partnership, L.P., a Delaware limited partnership, as limited partners.

(tt) "PERCENTAGE INTEREST" shall mean the Initial Percentage Interest or Adjusted Percentage Interest, as the case may be.

(uu) "PERCENTAGE INTEREST ADJUSTMENT DATE" shall mean the date of funding of a Non-Funding Member's share of a capital contribution by a Funding Member in accordance with SECTION 5.4(C)(I) hereof.

(vv) "PERSON" shall mean an individual, partnership, corporation, trust, unincorporated association, limited liability corporation, joint stock company or other entity or association.

(ww) "PRE-CONSTRUCTION PERIOD" shall mean the period commencing upon the date of this Agreement and ending upon the commencement of the Construction Period.

(xx) "PRIME RATE" shall mean the per annum interest rate which is publicly announced (whether or not actually charged in each instance) from time to time (adjusted daily) by The Chase Manhattan Bank, as its "prime rate". In the event such bank discontinues the quotation of such rate or in the event the same ceases to be readily ascertainable, the Operating Member shall designate, subject to the approval of the Non-Operating Member (which approval shall not be unreasonably withheld or delayed), as the Prime Rate, either another bank's quotation of such rate or equivalent rate of interest which is readily ascertainable and is appropriate, as the case may be.

(yy) "PROJECT" shall mean the Land located in Orange County, Florida, all infra-structure necessary or appropriate in connection with the development of such Land, the approximately 432,000 square foot Orlando Premium Outlets manufacturers outlet shopping center constructed thereon, the surface and structural parking facilities and all equipment and personal property necessary or desirable for the operation of the Houston Premium Outlets. The Members agree that they may, subsequent to the date hereof, decide to develop certain of the out-parcels which constitute a portion of the Land as restaurants and/or for other retail projects. In such case the term "Project" may, at the option of Members hereof, also be deemed to refer to such subsequent development.

(zz) "PROJECT COMPLETION DATE" shall mean the date upon which the Project has been substantially completed in accordance with the Plans and Specifications, as certified by the Project's architect.

(aaa) "SIMON" shall mean Simon Property Group L.P., a Delaware limited partnership whose sole managing general partner is Simon Property Group, Inc., a Delaware corporation and whose sole non-managing partners are SD Property Group, Inc., an Ohio corporation and SPG Properties, Inc., a Maryland corporation.

(bbb) "SIMON AFFILIATE" shall mean (i) Simon; (ii) Simon Property Group, Inc. (or any of its Affiliates (collectively, "SPG"), (iii) SD Property Group, Inc., (iv) SPG Properties, Inc., (v) any successor to Simon in connection with a bona fide reorganization, recapitalization, acquisition or merger, (vi) any Person which acquires all or substantially all of the assets of Simon or SPG and (vii) any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with any of the aforesaid specifically identified Simon Affiliates. The term "control", as used in the immediately preceding sentence, means,
         (i) with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled Person, or (ii) having a majority of the equity interest in such Person.

(ccc) "TAX ALLOCATIONS EXHIBIT" shall mean the provisions on Capital Accounts and special allocations rules attached hereto as EXHIBIT B.

(ddd)    "TERMINATION DATE" shall have the meaning specified in ARTICLE 4.

(eee) "TOTAL PROJECT COSTS" shall mean all costs which have been or are estimated to be incurred by the Company with respect to the acquisition, design, development, construction, debt financing, leasing, and completion of the Project, which Total Project Costs (including without limitation tenant allowances) are initially estimated on the Development Budget. Total Project Costs shall include the Development and Leasing Fees referenced in the Development Agreement.

(fff)    "TRANSFER" shall have the meaning specified in SECTION 10.1.

(ggg)    "TRANSFEREE" shall have the meaning specified in SECTION 10.2(C).

(hhh)    "TRANSFEROR" shall have the meaning specified in SECTION 10.2(C).

                                   EXHIBIT B

                   CAPITAL ACCOUNTS; SPECIAL ALLOCATION RULES

1.    DEFINITIONS

          The following definitions shall be applied to the terms used in this EXHIBIT B. Capitalized terms not defined shall have the meaning set forth in the Agreement.

          "ADJUSTED CAPITAL ACCOUNT" means the Capital Account maintained for each Member as of the end of each Company Year (i) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), l.704-l(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Adjusted Capital Account as of the end of the relevant Company Year.

          "ADJUSTED PROPERTY" means any property the Carrying Value of which has been adjusted pursuant to SECTION 2.D of this EXHIBIT B. Once an Adjusted Property is deemed distributed by, and recontributed to, the Company for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to SECTION 2.D of this EXHIBIT B.

          "AGREED VALUE" means (i) in the case of any Contributed Property, as of the time of its contribution to the Company, the 704(c) Value of such property, reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (ii) in the case of any property distributed to a Member by the Company, the Company's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

          "BOOK-TAX DISPARITIES" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.

          "CARRYING VALUE" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such Property charged to the Members' Capital Accounts following the contribution of or adjustment with respect to such property, and (ii) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with SECTION 2.D of this EXHIBIT B, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Operating Member.

          "COMPANY MINIMUM GAIN" has the meaning set forth in Regulations
Section 1.704-2(b)(2) for "partnership minimum gain," and the amount of Company Minimum Gain, as well as any net increase or decrease in a Company Minimum Gain, for a Company Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

          "COMPANY YEAR" means the fiscal year of the Company, which shall be the calendar year.

          "CONTRIBUTED PROPERTY" means each property or other asset (excluding cash) contributed or deemed contributed to the Company (including deemed contributions to the Company on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to SECTION 2.D of this EXHIBIT B, such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property for such purposes.

          "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "DEPRECIATION" means, for each fiscal year an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Operating Member.

          "MEMBER MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

          "MEMBER NONRECOURSE DEBT" has the meaning set forth Regulations
Section 1.704-2(b)(4) for "partner nonrecourse debt."

          "MEMBER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(i)(2) for "partner nonrecourse deductions," and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Company Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

          "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Company Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

          "NONRECOURSE LIABILITY" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

          "REGULATIONS" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "RESIDUAL GAIN" or "RESIDUAL LOSS" means any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to SECTION 6.B.(1)(A) OR 6.B.(2)(A) of this EXHIBIT B to eliminate Book-Tax Disparities.

          "704(C) VALUE" of any Contributed Property means the fair market value of such property at the time of contribution as determined by the Operating Member, using such reasonable method of valuation as it may adopt; provided, however, that the 704(c) Value of any property deemed contributed to the Company for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with
SECTION 2.D of this EXHIBIT B.

          "UNREALIZED GAIN" attributable to any item of Company property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under this EXHIBIT B) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to this EXHIBIT B) as of such date.

          "UNREALIZED LOSS" attributable to any item of Company property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to this EXHIBIT B) as of such date, over (ii) the fair market value of such property (as determined under this EXHIBIT B) as of such date.

2.    CAPITAL ACCOUNTS OF THE MEMBERS

          A. The Company shall maintain for each Member a separate Capital Account in accordance with the rules of Regulations Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Member to the Company pursuant to this Agreement and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with SECTION 2.B hereof and allocated to such Member pursuant to SECTION 6.1 of the Agreement and/or SECTION 5 of this EXHIBIT B, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of property made to such Member pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with SECTION 2.B hereof and allocated to such Member pursuant to SECTION 6.2 of the Agreement and/or SECTION 5 of this EXHIBIT B.

          B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Members' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company, provided that the amounts of any adjustments to the adjusted bases of the assets of the Company made pursuant to
               Section 734 of the Code as a result of the distribution of property by the Company to a Member (to the extent that such adjustments have not previously been reflected in the Members' Capital Accounts) shall be reflected in the Capital Accounts of the Members in the manner, and subject to the limitations, prescribed in Regulations Section l.704-1(b)(2)(iv) (m)(4).

          (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

          (3) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company's Carrying Value with respect to such property as of such date.

          (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

          (5) In the event the Carrying Value of any Company property is adjusted pursuant to SECTION 2.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

          (6) Any items specially allocated under SECTION 6 of this EXHIBIT B hereof shall not be taken into account.

      C. Generally, a transferee (including an assignee) of a Company interest shall succeed to a pro rata portion of the Capital Account of the transferor; provided, however, that, if the transfer causes a termination of the Company under Section 708(b)(l)(B) of the Code, the Company's properties shall be deemed solely for federal income tax purposes, to have been distributed in liquidation of the Company to the holders of Company interests (including such transferee) and recontributed by such Persons in reconstitution of the Company. In such event, the Carrying Values of the Company properties shall be adjusted pursuant to SECTION 2.D.(2) hereof immediately prior to such deemed distribution pursuant. The Capital Accounts of such reconstituted Company shall be maintained in accordance with the principles of this EXHIBIT B.

      D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in SECTION 2.D.(2), the Carrying Values of all Company assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as of the times of the adjustments provided in SECTION 2.D.(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to
               SECTION 6.1 OR 6.2 of the Agreement and/or SECTION 5 of this EXHIBIT B.

          (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; and (c) immediately prior to the liquidation of the Company within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Operating Member determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

          (3) In accordance with Regulations Section 1.704 -l(b)(2)(iv)(e), the Carrying Value of Company assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as of the time any such asset is distributed.

          (4) In determining Unrealized Gain or Unrealized Loss for purposes of this EXHIBIT B, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) shall be determined by the Operating Member using such reasonable method of valuation as it may adopt.

          E. The provisions of this Agreement (including this EXHIBIT B) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Operating Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company and/or one or more of the Members) are computed in order to comply with such Regulations, the Operating Member may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to the Agreement upon the dissolution of the Company. The Operating Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b).

3.    NO INTEREST

          No interest shall be paid by the Company on Capital Contributions or on balances in Members' Capital Accounts.

4.    NO WITHDRAWAL

          No Member shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Company, except as expressly provided in the Agreement.

5.    SPECIAL ALLOCATION RULES

          Notwithstanding any other provision of the Agreement or this EXHIBIT B, the following special allocations shall be made in the following order:

          A.   MINIMUM GAIN CHARGEBACK. Notwithstanding the provisions of
               ARTICLE 6 of the Agreement or any other provisions of this EXHIBIT B, if there is a net decrease in Company Minimum Gain during any Company Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This SECTION 5.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f).

          B.   MEMBER MINIMUM GAIN CHARGEBACK. Notwithstanding the provisions of
               ARTICLE 6 of this Agreement or any other provisions of this EXHIBIT B (except SECTION 5.A hereof), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This SECTION 5.B is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704
               - 2(i)(4) and shall be interpreted consistently therewith.

          C. QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under SECTIONS 5.A and 5.B hereof, such Member has an Adjusted Capital Account Deficit, items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for the Company Year) shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

          D. NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Company Year shall be allocated to the Members in accordance with their respective Percentage Interests. If the Operating Member determines in its good faith discretion that the Company's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Operating Member is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio for such Company Year which would satisfy such requirements.

          E. MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deductions for any Company Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

          F. CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations
               Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

6.    ALLOCATIONS FOR TAX PURPOSES

          A. Except as otherwise provided in this SECTION 6, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to SECTION 6.1 or 6.2 of the Agreement and/or SECTION 5 of this EXHIBIT B.

          B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction attributable to a Contributed Property or an Adjusted Property shall be allocated for federal income tax purposes among the Members as follows:

                    (1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

                         (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of "book" gain or loss is allocated pursuant to SECTION 6.1 or 6.2 of the Agreement and/or
                         SECTION 5 of this EXHIBIT B.

                    (2) (a) In the case of an Adjusted Property, such items shall

                              (i) first, be allocated among the Members in a manner consistent with the principles of
                                   Section 704(c) of the Code to take into
                                   account the Unrealized Gain or Unrealized
                                   Loss attributable to such property and the allocations thereof pursuant to SECTION 2 of this EXHIBIT B, and

                              (ii) second, in the event such property was
                                   originally a Contributed Property, be
                                   allocated among the Members in a manner
                                   consistent with SECTION 6.B.(1)(A) of this EXHIBIT B; and

                         (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner its correlative item of "book" gain or loss is allocated pursuant to
                         SECTION 6.1or 6.2of the Agreement and/or SECTION 5 of this EXHIBIT B.

                    (3) all other items of income, gain, loss and deduction shall be allocated among the Members in the same manner as their correlative item of "book" gain or loss is allocated pursuant to SECTION 6.1 or 6.2 of the Agreement and/or SECTION 5 of the EXHIBIT B.

          C.   To the extent Treasury Regulations promulgated pursuant to
               Section 704(c) of the Code permit the utilization of alternative methods to eliminate the disparity between the agreed value of property and its adjusted basis, the Operating Member shall have the authority to elect the method to be used by the Company and such election shall be binding on all Members.

                                    EXHIBIT C

                    ADJUSTED PERCENTAGE INTEREST CALCULATION


      Assume that on the Percentage Interest Adjustment Date Member A has contributed $10 million to the Company and Member B has contributed $6 million to the Company. Member A's percentage of the total contribution is

                     $10 MILLION    =     .625 (62.5%)
                     -----------
                     $16 million

and the percentage of the total contributions of Member B is

                     $6 MILLION=    .375 (37.5%)
                     ----------
                     $16 million

As a result, 37.5% shall be Member B's Adjusted Percentage Interest. Member A's Adjusted Percentage Interest shall be 62.5%.

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           S/C ORLANDO DEVELOPMENT LLC

                                TABLE OF CONTENTS

                                                                 PAGE NUMBER


ARTICLE 1.........................................................1
   DEFINITIONS; EXHIBITS..........................................1
      Section 1.1 CERTAIN DEFINITIONS ............................1
      Section 1.2 OTHER DEFINITIONS...............................1
      Section 1.3 EXHIBITS........................................1

ARTICLE 2.........................................................2
   FORMATION; NAME; PLACE OF BUSINESS.............................2
      Section 2.1 FORMATION OF COMPANY; CERTIFICATE OF FORMATION..2
      Section 2.2 NAME OF COMPANY.................................2
      Section 2.3 PLACE OF BUSINESS...............................2
      Section 2.4 REGISTERED OFFICE AND REGISTERED AGENT..........3

ARTICLE 3.........................................................3
   PURPOSES AND POWERS OF COMPANY.................................3
      Section 3.1 PURPOSES........................................3
      Section 3.2 POWERS..........................................3
      Section 3.3 LIMITS OF COMPANY...............................3
      Section 3.4 NO INDIVIDUAL AUTHORITY.........................4
      Section 3.5 RESPONSIBILITY OF MEMBERS.......................4

ARTICLE 4.........................................................5
   TERM OF COMPANY................................................5

ARTICLE 5.........................................................5
   CAPITAL........................................................5
      Section 5.1 MEMBERS'INITIAL PERCENTAGE INTERESTS............5
      Section 5.2 CAPITAL CONTRIBUTIONS...........................5
        (a) INITIAL CAPITAL CONTRIBUTIONS.........................5
        (b) PRE-CONSTRUCTION EXPENDITURES.........................6
        (c) CONSTRUCTION PERIOD...................................6
        (d) COMPLETION OF CONSTRUCTION............................7
      Section 5.3 ADDITIONAL FUNDS................................8
      Section 5.4 CAPITAL CALLS...................................8
        (a) GENERAL...............................................8
        (b) NOTICE BY OPERATING MEMBER............................8
        (c) CONSTRUCTION OVERRUNS.................................8
        (d) DILUTION.............................................10
        (e) CONTRIBUTION LOANS...................................11
        (f) REPAYMENT THROUGH DISTRIBUTIONS......................12
        (g) TRANSFEREES AND ASSIGNEES............................12
        (h) NO THIRD PARTY RIGHTS................................13
        (i) ROLE IN MANAGEMENT...................................13
        (j) FAILURE TO FUND UNDER PARTNERSHIP AGREEMENT..........13
      Section 5.5 NO INTEREST ON CAPITAL.........................14
      Section 5.6 REDUCTION OF CAPITAL ACCOUNTS..................14
      Section 5.7 NEGATIVE CAPITAL ACCOUNTS......................14
      Section 5.8.LIMIT ON CONTRIBUTIONS AND OBLIGATIONS
                  OF MEMBERS.....................................14

ARTICLE 6........................................................15
   PROFITS, LOSSES, DISTRIBUTIONS, AND ALLOCATIONS...............15
      Section 6.1 NET PROFIT.....................................15
      Section 6.2 NET LOSS.......................................15
      Section 6.3 LIMITATION ON NET LOSS ALLOCATION..............15
      Section 6.4 OTHER ALLOCATION RULES.........................16
      Section 6.5 DISTRIBUTION OF CASH FLOW......................16
      Section 6.6 DISTRIBUTION OF CAPITAL PROCEEDS...............16

ARTICLE 7........................................................17
   COMPANY BOOKS; ACCOUNTING/FINANCIAL STATEMENTS................17
      Section 7.1 BOOKS AND RECORDS..............................17
      Section 7.2 TAX RETURNS....................................17
      Section 7.3 REPORTS........................................17
      Section 7.4 AUDITS.........................................18
      Section 7.5 BANK ACCOUNTS..................................19
      Section 7.6 TAX ELECTIONS..................................19
      Section 7.7 TAX MATTERS MEMBER.............................19

ARTICLE 8........................................................19
   MANAGEMENT OF THE COMPANY.....................................19
      Section 8.1 MANAGEMENT OF THE COMPANY......................19
        (a) GENERAL..............................................19
        (b) MEMBER REPRESENTATIVES...............................20
        (c) ACTIONS BY THE MEMBERS...............................20
        (d) MEETINGS.............................................21
      Section 8.2 THE OPERATING MEMBER...........................21
      Section 8.3 DUTIES OF OPERATING MEMBER; CHELSEA AS
                  INITIAL OPERATING MEMBER.......................24
      Section 8.4 AUTHORIZATION FOR EXPENDITURES.................24
      Section 8.5 RIGHTS NOT ASSIGNABLE..........................25
      Section 8.6 MAJOR DECISIONS AND PROHIBITED ACTS............25
      Section 8.7 EMERGENCY AUTHORITY............................27
      Section 8.8 AUTHORIZED ACTS................................28
      Section 8.9 BUDGETS........................................28
      Section 8.10 REMOVAL OF OPERATING MEMBER...................30
      Section 8.11 DEVELOPMENT AGREEMENT.........................30
      Section 8.12 MANAGEMENT AGREEMENT..........................31
      Section 8.13 CONSTRUCTION CONTRACT AND ARCHITECT'S
                   CONTRACT AND ENGINEER'S CONTRACT..............32
      Section 8.14 FEES AND EXPENSE REIMBURSEMENTS FOR MEMBERS...32

ARTICLE 9........................................................32
   COMPENSATION; REIMBURSEMENTS; CONTRACTS WITH AFFILIATES.......32
      Section 9.1 COMPENSATION, REIMBURSEMENTS...................32
        (a) COMPENSATION.........................................32
        (b) REIMBURSEMENTS.......................................32
      Section 9.2 NO CONTRACTS WITH AFFILIATES...................33

ARTICLE 10.......................................................32
   SALE, TRANSFER OR MORTGAGE....................................33
      Section 10.1 GENERAL.......................................33
      Section 10.2 PERMITTED TRANSFERS BY THE MEMBERS............33
        (a) TRANSFERS BY CHELSEA.................................33
        (b) TRANSFERS BY SIMON...................................33
        (c) AGREEMENTS WITH TRANSFEREES..........................34
      Section 10.3 FIRST RIGHT OF REFUSAL PROCEDURE..............34
      Section 10.4 RESTRAINING ORDER.............................39
      Section 10.5 NO TERMINATION................................39
      Section 10.6 BUY-SELL......................................40
      Section 10.7 CLOSING OF PURCHASE OF A MEMBER'S INTEREST....42
      Section 10.8 ASSUMPTION OF LIABILITIES.....................42

ARTICLE 11.......................................................44
   DISSOLUTION...................................................44
      Section 11.1 DISSOLUTION AND TERMINATION;
                   CONTINUATION OF BUSINESS......................44
        (a) CAUSES OF DISSOLUTION AND TERMINATION................44
        (b) RIGHT TO CONTINUE BUSINESS OF THE COMPANY............45
      Section 11.2 PROCEDURE IN DISSOLUTION AND LIQUIDATION......45
        (a) WINDING UP...........................................45
        (b) MANAGEMENT RIGHTS DURING WINDING UP..................45
        (c) WORK IN PROGRESS.....................................46
        (d) DISTRIBUTIONS IN LIQUIDATION.........................46
        (e) NON-CASH ASSETS......................................47
      Section 11.3 DISPOSITION OF DOCUMENTS AND RECORDS..........47
      Section 11.4 DATE OF TERMINATION...........................47

ARTICLE 12.......................................................48
   GENERAL PROVISIONS............................................48
      Section 12.1  VOLUNTARY DISPUTE RESOLUTION.................48
      Section 12.2  NOTICES......................................48
      Section 12.3  ENTIRE AGREEMENT.............................50
      Section 12.4  SEVERABILITY.................................50
      Section 12.5  SUCCESSORS AND ASSIGNS.......................50
      Section 12.6  COUNTERPARTS.................................50
      Section 12.7  ADDITIONAL DOCUMENTS AND ACTS................50
      Section 12.8  INTERPRETATION...............................50
      Section 12.9  TERMS........................................51
      Section 12.10 AMENDMENT....................................51
      Section 12.11 REFERENCES TO THIS AGREEMENT.................51
      Section 12.12 HEADINGS.....................................51
      Section 12.13 NO THIRD PARTY BENEFICIARY...................51
      Section 12.14 NO WAIVER....................................51
      Section 12.15 TIME OF ESSENCE..............................52
      Section 12.16 ATTORNEY'S FEES..............................52



EXHIBIT LIST:

Exhibit A
   Definitions,                                                  54
Exhibit B
   Capital Accounts; Special Allocation Rules,                   62
Exhibit C
   Adjusted Percentage Interest Calculation                      71

                 LIMITED LIABILITY COMPANY AGREEMENT


                                 OF


                     S/C ORLANDO DEVELOPMENT LLC



                         DECEMBER 23, 1998